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                                                                   EXHIBIT 10.49

                    FIRST AMENDED AND RESTATED LOAN AGREEMENT

        THIS FIRST AMENDED AND RESTATED LOAN AGREEMENT ("this Agreement") dated as of October 31, 2001 by and between FLEET NATIONAL BANK (f/k/a BankBoston, N.A. and The First National Bank of Boston) (the "Bank") with its principal address at 100 Federal Street, Boston, Massachusetts 02110 (the 'Bank"); and CHASE CORPORATION, a Massachusetts corporation with its principal address at 26 Summer Street, Bridgewater, Massachusetts 02324-2626 (the "Borrower"). Certain capitalized terms used herein without definition are defined in Section 7.1 hereof.

                                    RECITALS,

        A. The Bank and the Borrower entered into a Loan and Security Agreement dated on or about April 11, 1991, as amended on February 26, 1993, January 14, 1994, May 24, 1994, February 22, 1995, July 25, 1995, January 12,
1996, September 11, 1996, February 24, 1998, June 30, 1998, January 26, 1999,
February 24, 1999, May 26, 1999, February 29, 2000 and December 2000 (as amended, the "ORIGINAL AGREEMENT"), providing for revolving loans by the Bank to the Borrower in the aggregate maximum principal amount of $6,000,000 and for various teen loans by the Bank to the Borrower. Capitalized terms used herein without definition shall have the meanings assigned to them in the Loan Agreement.

        B. The Borrower desires to extend its revolving line of credit with the Bank and obtain an additional $4,000,000 in term loan financing from the Bank.

        C. The Borrower wishes to amend and restate the Original Agreement to evidence such extension, such additional term loan financing and certain related revisions of the terms thereof.

        D. The Bank is willing to provide such funds and to amend and restate the Original Agreement as contemplated above, all subject to the terms and conditions of this Agreement.

        NOW THEREFORE, the parties hereto, intending to be legally bound, and in consideration of the foregoing and the mutual covenants contained herein, hereby agree that the Original Agreement be, and it hereby is, amended and restated to read in its entirety (but retaining references to the foregoing Recitals) as follows:

        I. AMOUNTS AND TERMS

        1.1. REFERENCES TO DOCUMENTS. Reference is made to (a) that certain $6,000,000 principal amount Amended and Restated Revolving Credit Note of even date herewith (the "Revolving Note"); (b) Term Note C, $310,500 of which is currently outstanding; (c) Term Note D, $1,300,000 of which is currently outstanding; (d) Term Note E, $850,000 of

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which is currently outstanding and (e) that certain $4,000,000 face principal amount Term Note of even date herewith, being issued on the date hereof, and referred to herein as Term Note f, each of which promissory notes is made by the Borrower and payable to the order of the Bank.

        1.2. THE BORROWING; REVOLVING NOTE. Subject to the terms and conditions hereinafter set forth, the Bank will make revolving credit loans ("Revolving Loans") to the Borrower, in such amounts as the Borrower may request, on any Business Day prior to the first to occur of (a) the Expiration Date or (b) the termination of the within-described revolving financing arrangements pursuant to Section 5.2 or Section 6.4; PROVIDED, however, that the aggregate principal amount of Revolving Loans outstanding shall at no time exceed the Available Commitment. Within such limit, and subject to the terms and conditions hereof, the Borrower may obtain Revolving Loans, repay Revolving Loans and obtain Revolving Loans again on one or more occasions. The Revolving Loans shall be evidenced by the Revolving Note. The Borrower hereby irrevocably authorizes the Bank to make or cause to be made, on a schedule attached to the Revolving Note or on the books of the Bank, at or following the time of making each Revolving Loan and of receiving any payment of principal, an appropriate notation reflecting such transaction and the then aggregate unpaid principal balance of the Revolving Loans. The amount so noted shall constitute presumptive evidence as to the amount owed by the Borrower with respect to principal of the Revolving Loans. Failure of the Bank to make any such notation shall not, however, affect any obligation of the Borrower or any right of the Bank hereunder or under the Revolving Note.

        1.3.    REPAYMENT; RENEWAL.

        (a) The Borrower shall repay in full all Revolving Loans and all interest thereon upon the first to occur of: (i) the Expiration Date or (ii) an acceleration under Section 5.2(a) following an Event of Default.

        (b) The Bank may, upon the written request of the Borrower, at the Bank's sole discretion, renew the financing arrangements described herein by extending the Expiration Date in a writing signed by the Bank and accepted by the Borrower. Neither the inclusion herein or elsewhere of covenants relating to periods of time after the Expiration Date, nor any other provision hereof, nor any action (except a written extension pursuant to the immediately preceding sentence), non-action or course of dealing on the part of the Bank will be deemed an extension of, or agreement on the part of the Bank to extend, the Expiration Date.

        1.4. TERM LOANS; TERM NOTES. The Term Loan C, the Term Loan D and the Term Loan E are currently outstanding, as specified in Section 1.1. Subject to the terms and conditions hereinafter set forth, the Bank will make an additional term loan (the "Term Loan F") to the Borrower on the date of this Agreement in the principal amount of $4,000,000. Each Term Loan shall be evidenced by the applicable Term Note. The Borrower hereby irrevocably authorizes the Bank to make or cause to be made, on a schedule attached to the applicable Term Note or on the books of the Bank, at or following the time of receiving any payment of principal, an appropriate notation reflecting such transaction and the then aggregate unpaid

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principal balance of the applicable Term Loan. The amount so noted shall constitute PRIMA FACIE evidence as to the amount owed by the Borrower with respect to principal of such Term Loan. Failure of the Bank to make any such notation shall not, however, affect any obligation of the Borrower or any right of the Bank hereunder or under any Term Note.

        L5.     PRINCIPAL REPAYMENT OF THE TERM LOANS. The Borrower shall repay principal of the respective Term Loans as follows:

        (a) In accordance with the terms of the Original Agreement, the remaining principal balance of Term Loan C shall be repaid in nine (9) equal quarterly installments of $34,500, the next such payment being due and payable on December 1, 2001 and the remaining payments being payable on each March 1, June 1, September 1 and December 1 thereafter, until paid in full, in accordance with the terms of Term Note C.

        (b) In accordance with the terms of the Original Agreement, the remaining principal balance of Term Loan D shall be repaid in eight (8) equal quarterly installments of $250,000, the next such payment being due and payable on November 1, 2001 and the remaining payments being payable on each February 1, May 1, August 1 and November 1 thereafter, until paid in full, in accordance with the terms of Term Note E.

        (c) In accordance with the terms of the Original Agreement, the remaining principal balance of Teen Loan E shall be repaid in seventeen (17) equal quarterly installments of $50,000, the next such payment being due and payable on January 1, 2002 and the remaining payments being payable on each April, July 1, October 1 and January 1 thereafter, until paid in full, in accordance with the terms of Term Note E.

        (d)     The principal balance of Term Loan F shall be repaid in sixteen
(16) equal quarterly installments of $250,000, on each January 1, April 1, July 1 and October 1 of each year, commencing on January 1, 2002, until paid in full, in accordance with the terms of Term Note F.

        1.6.    CERTAIN PREPAYMENTS OF LOANS.

        (a) The Borrower may prepay, at any time, without penalty or premium, the whole or any portion of any Floating Rate Loan; PROVIDED that, on the date of such prepayment, the Borrower pays all interest on the Loan (or portion thereof) so prepaid accrued to the date of such prepayment.

        (b) Subject to Section 1.11, the Borrower may prepay the whole or any portion of any Eurodollar Loan; PROVIDED that (i) the Borrower shall give the Bank not less than two (2) Business Days' prior written notice of its intent so to prepay, (ii) the Borrower shall pay all interest on each Eurodollar Loan (or portion thereof) so prepaid accrued to the date of such prepayment, (iii) any voluntary prepayment with respect to any Eurodollar Loan shall be in a principal amount which is $100,000 or an integral multiple of $100,000 (PROVIDED that, in any event, no Eurodollar Loan will remain outstanding in a principal amount of less than $250,000), and (iv) if the Borrower for any reason makes any prepayment of a Eurodollar

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Loan prior to the last day of the Interest Period applicable thereto, the
Borrower shall forthwith pay all amounts owing to the Bank pursuant to the provisions of Section 1.11 with respect to such Eurodollar Loan.

        (c) If the principal amount of all Revolving Loans at any time outstanding exceeds the Available Commitment, then the Borrower will forthwith prepay so much of the Revolving Loans as may be required so that the principal amount of all Revolving Loans then outstanding will not exceed the Available Commitment.

        (d) Prepayments of principal of any Term Loan will be applied to installments of principal of such Term Loan thereafter coming due in the inverse order of normal maturity. Amounts repaid or prepaid with respect to any Term Loan are not available for reborrowing.

        1.7.    INTEREST RATE FOR LOANS.

        (a) Except as otherwise provided below, interest on the Loans will be payable at a fluctuating rate per annum (the "Floating Rate") which shall at all times be equal to the Alternate Base Rate as in effect from time to time, with a change in such rate of interest to become effective on each day when a change in the Alternate Base Rate is effective.

        (b) Subject to the conditions set forth herein, the Borrower may elect that any Revolving Loan to be made under Section 1.2 and/or any portion of the principal of any Term Loan will be a Eurodollar Loan. The rate of interest per annum payable on any portion of any Loan which is a Eurodollar Loan will be equal to the sum of (x) the Eurodollar Rate applicable thereto, PLUS (y) the Eurodollar Rate Increment, with a change in such rate of interest to become effective on each day when any change in the Reserve Percentage is effective. The rate of interest per annum payable on any portion of the Tenn Loan which is a Eurodollar Loan will be equal to the sum of (x) the Eurodollar Rate applicable thereto, PLUS (y) the Eurodollar Rate Increment, with a change in such rate of interest to become effective on each day when any change in the Reserve Percentage is effective.

        (c) The election by the Borrower of a Eurodollar Loan shall be made by giving to the Bank a written notice received by the Bank within the time period and containing the information described in the next following sentence (a "Eurodollar Borrowing Notice"). The Eurodollar Borrowing Notice must be received by the Bank no later than 12:00 Noon (Boston time) on that day which is two Business Days prior to the date of the proposed Eurodollar Loan, must state that a Eurodollar Loan is being requested, state the type of Loan (Revolving Loan or Term Loan) and state the amount of the Eurodollar Loan requested (which shall be $250,000 or an integral multiple of $100,000 in excess thereof), and must specify the length and the proposed commencement date of the relevant Interest Period. Notwithstanding anything provided elsewhere herein, the Borrower may not elect any Interest Period with respect to a Eurodollar Loan which is a Revolving Loan if such Interest Period would end after the Expiration Date. Any Eurodollar Borrowing Notice shall, upon receipt by the Bank,

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become irrevocable and binding on the Borrower, and the Borrower shall, upon demand and receipt of a Bank Certificate with respect thereto, forthwith jointly and severally indemnify the Bank against any loss or expense incurred by the Bank as a result of any failure by the Borrower to obtain or maintain any requested Eurodollar Loan, including, without limitation, any loss or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by the Bank to fund or maintain such Eurodollar Loan.

        (d) Each Eurodollar Loan shall be due and payable in full (if not required to be repaid earlier pursuant to the terms of this Agreement) on the last day of the Interest Period applicable thereto, The principal amount of each Eurodollar Loan so repaid may be reborrowed as a new Eurodollar Loan to the extent and on the terms and conditions contained herein by delivery to the Bank of a new Eurodollar Borrowing Notice conforming to the requirements set forth above in this Section 1.7 (and any Eurodollar Loan not repaid and not so reborrowed as a new Eurodollar Loan will be deemed to have been reborrowed as a Floating Rate Loan). Notwithstanding any other provision of this Agreement, the Bank need not make any Eurodollar Loan at any time when there exists any Default or Event of Default.

        (e) In any event, after the occurrence and during the continuance of any Event of Default, principal of any Loan and, to the extent permitted by law, overdue interest on any Loan shall bear interest at a rate per annum which at all times shall be equal to the sum of (i) four percent (4%) per annum PLUS (ii) the Prime Rate in effect from time to time, compounded monthly and payable on demand. All interest and fees payable under this Agreement and/or under any Note will be calculated on the basis of a 360-day year for the actual number of days elapsed.

        1.8 INTEREST PAYMENTS ON ALL LOANS. The Borrower will pay interest in arrears on each applicable Interest Payment Date on the principal amount of all Loans outstanding from time to time, from the date hereof until payment of all Loans and Notes in full and the termination of this Agreement. In any event, interest on the Term Loan shall also be paid on the date of repayment of the Term Loan in full.

        1.9     LETTERS OF CREDIT.

        (a) Subject to the execution and delivery by the Borrower of a letter of credit application and any other related documents on the Bank's customary forms in effect from time to time (collectively, the "Letter of Credit Documents") and in reliance upon the representations and warranties of the Borrower contained herein, the Bank agrees from time to time until the first to occur of (i) the Expiration Date or (ii) the termination of the within-described revolving financing arrangements pursuant to Section 5.2 or Section 6.4, to issue, extend and renew for the account of the Borrower one or more standby and documentary letters of credit (each individually, a "Letter of Credit"), in such form as may be requested from time to time by the Borrower and agreed to by the Bank. In the event and to the extent that any provision of any Letter of Credit Document shall be inconsistent with any provision of this Agreement,

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then the provisions of this Agreement shall govern.

        (b) (i) The obligation of the Bank to issue, extend or renew any Letter of Credit hereunder shall be subject to the conditions for Revolving Loans set forth in Section 1.15 and to the following additional conditions:

                        (A) Such Letter of Credit shall provide for payment in U.S. Dollars and shall expire by its terms no later than the earlier to occur of (A) 30 days prior to the Expiration Date and
                (b) one year from the date of its issuance;

                        (B) After giving effect to such issuance, extension or renewal, (1) the aggregate outstanding principal amount of the Revolving Loans shall not exceed the Available Commitment and (2) the LC Exposure Amount shall not exceed $1,000,000;

                        (C) The form and terms of each Letter of Credit and the related Letter of Credit Documents shall be acceptable to the Bank; and

                        (D) Each Letter of Credit shall be issued to support obligations of the Borrower incurred in the ordinary course of its business.

                (ii) Whenever the Borrower desires to have a Letter of Credit issued, extended or renewed, the Borrower will furnish to the Bank a written application therefor which shall (A) be received by the Bank not less than three Business Days prior to the proposed date of issuance, extension or renewal and (B) specify (1) such proposed date (which must be a Business Day), (2) the expiration date of such Letter of Credit,
        (3) the name and address of the beneficiary of the Letter of Credit, (4) the amount of such Letter of Credit, and (5) the purpose and proposed form of such Letter of Credit. Each Letter of Credit shall be subject to the International Standby Practices (1998) and, to the extent not inconsistent therewith, the laws of The Commonwealth of Massachusetts.

        (c) In order to induce the Bank to issue, extend and renew each Letter of Credit, the Borrower hereby agrees to reimburse or pay to the Bank:

                (i) except as otherwise expressly provided in paragraph (ii) below, on the Business Day immediately following each date that any draft presented under such Letter of Credit is honored by the Bank or the Bank otherwise makes a payment with respect thereto, as indicated in the notice thereof from the Bank to the Borrower (A) the amount paid by the Bank under or with respect to such Letter of Credit, and (B) the amount of any taxes, fees, charges or other reasonable costs and expenses whatsoever incurred by the Bank in connection with any payment made by the Bank under or with respect to such Letter of Credit; and

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                (ii)    upon the termination of the Revolving Commitment, or the
        acceleration of Revolving Loans and the LC Draw Obligations in accordance with Section 5.2, an amount equal to the LC Exposure Amount, which amount shall be held by the Bank as cash collateral for all Letters of Credit and LC Draw Obligations.

Interest shall accrue on any and all amounts remaining unpaid by the Borrower under this Section 1.9 from the date of any draw under a Letter of Credit until the Business Day immediately following such draw at the rate specified in
Section 1.7(a) for principal on the Revolving Loans and, thereafter, until payment in full (whether before or after judgment) at the default rate set forth in Section 1.7(e), and shall be payable to the Bank on demand.

        (d) Except as otherwise provided herein, the Borrower may elect to satisfy any LC Draw Obligation arising under paragraph (c)(i) of this Section
1.9 by borrowing a Revolving Loan which is a Floating Rate Loan in the amount thereof and applying the proceeds thereto, provided that (i) all conditions to such Revolving Loan set forth in Section 1.15 shall have been satisfied in full and (ii) after giving effect to such Revolving Loan and the application of proceeds thereof, the Revolving Loans will not exceed the Available Commitment.

        (e) The Borrower assumes all risks in connection with the Letters of Credit. The Borrower's obligations under this Section 1.9 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Bank or any beneficiary of a Letter of Credit. The Borrower also agrees that the Bank shall not be responsible for, and the Borrower's LC Draw Obligations shall not be affected by, among other things, (i) the validity, genuineness or enforceability of documents or of any endorsements thereon if believed by the Bank to be valid, genuine and enforceable, even if such documents should in fact prove to be in any or all respects invalid, insufficient (provided all such documents conform on their face), fraudulent or forged, or (ii) any dispute between or among the Borrower, any of its Subsidiaries, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower or any of its Subsidiaries against the beneficiary of any Letter of Credit or any such transferee. The Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit unless caused by the gross negligence, willful misconduct or bad faith of the Bank. The Borrower agrees that any action taken or omitted to be taken by the Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith without gross negligence or willful misconduct, shall be binding upon the Borrower and shall not subject the Bank to any liability.

        (f) The Bank shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telecopy, telex or teletype message, statement, order or other document believed by

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it to be genuine and correct and to have been signed, sent or made by the proper
Person and upon advice and statements of legal counsel, independent accountants and other experts selected by the Bank.

        (g) In order to induce the Bank to issue, extend and renew each Letter of Credit which is a standby letter of credit, the Borrower hereby agrees to pay to the Bank with respect to each such issuance, extension and renewal a fee (in each case, a "Letter of Credit Fee") on the stated amount of such Letter of Credit at a rate per annum equal to the Eurodollar. Rate Increment then in effect payable quarterly in arrears on the last day of each calendar quarter. In order to induce the Bank to issue or extend each Letter of Credit which is a documentary letter of credit, the Borrower hereby agrees to pay to the Bank with respect to each such issuance or extension the Bank's then standard fees for documentary letters of credit. In addition, the Borrower shall pay to the Bank any and all standard charges customarily made by the Bank in connection with such issuance, extension or renewal.

        1.10. RATE DETERMINATION PROTECTION. In the event that:

        (a) the Bank shall determine that, by reason of circumstances affecting the London interbank market or otherwise, adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate which would otherwise be applicable during any Interest Period, or

        (b)     the Bank shall determine that:

                (i) the making or continuation of any Eurodollar Loan has been made impracticable or unlawful by (A) the occurrence of any contingency that materially and adversely affects the London interbank market or (B) compliance by the Bank with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law); or

                (ii) the Eurodollar Rate will not, in the reasonable determination of the Bank, adequately and fairly reflect the cost to the Bank of funding the Eurodollar Loans for such Interest Period, then the Bank shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower) to the Borrower. In such event the obligations of the Bank to make Eurodollar Loans shall be suspended until the Bank determines that the circumstances giving rise to such suspension no longer exist, whereupon the Bank shall notify the Borrower.

        1.11. PREPAYMENT OF EURODOLLAR LOANS. The following provisions of this
Section 1.11 shall

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be effective with respect to all Eurodollar Loans: If, due to acceleration of any Note or due to voluntary prepayment or mandatory repayment or prepayment or due to any other reason, the Bank receives payment of any principal of any Eurodollar Loan on any date prior to the last day of the relevant Interest Period or if for any reason any Eurodollar Loan is converted to a Floating Rate Loan prior to the expiration of the relevant Interest Period, the Borrower shall upon demand and receipt of a Bank Certificate from the Bank with respect thereto, pay forthwith to the Bank a yield maintenance fee in an amount computed as follows: The current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the last day of the Interest Period applicable to the affected Eurodollar Loan shall be subtracted from the "cost of funds" component (i.e., Eurodollar Rate) of the applicable interest rate in effect at the date of such prepayment or conversion. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the relevant Interest Period. Said amount shall be reduced to present value calculated by using the number of days remaining in the relevant Interest Period and by using the above-referenced United States Treasury securities rate as the discount rate. The resulting amount shall be the yield maintenance fee due to the Bank upon prepayment or conversion of the applicable Eurodollar Loan. Any acceleration of a Eurodollar Loan due to an Event of Default will give rise to a yield maintenance fee calculated with the respect to such Eurodollar Loan on the date of such acceleration in the same manner as though the Borrower had exercised a right of prepayment at that date, such yield maintenance fee being due and payable at that date.

        1.12. INCREASED COSTS; CAPITAL ADEQUACY.

        (a) If the adoption or any change, after the date hereof, of any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                (i) shall subject the Bank to any Imposition or other charge with respect to any Eurodollar Loan or the Bank's agreement to make Eurodollar Loans, or shall change the basis of taxation of payments to the Bank of the principal of or interest on any Eurodollar Loan or any other amounts due under this Agreement in respect of the Eurodollar Loans or the Bank's agreement to make Eurodollar Loans (except for changes in the rate of tax on the over-all net income of the Bank); or

                (ii) shall impose, modify or deem applicable any reserve, special deposit, deposit insurance or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding, with respect to any Eurodollar Loan, any such requirement already included in the applicable Reserve Rate) against assets of, deposits with or for the

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        account of, or credit extended by, the Bank or shall impose on the Bank or on the London interbank market any other condition affecting any Eurodollar Loans and the result of any of the foregoing is to increase the cost to the Bank of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by the Bank under this Agreement or under any Note with respect to any Eurodollar Loan by an amount deemed by the Bank to be material, then, upon demand by the Bank and receipt of a Bank Certificate from the Bank with respect thereto, the Borrower shall pay to the Bank such additional amount or amounts as the Bank certifies to be necessary to compensate the Bank for such increased cost or reduction in amount received or receivable from the Borrower in respect of such Eurodollar Loan.

        (b) If the Bank shall have determined that the adoption or any change, after the date hereof, of any applicable law, rule or regulation regarding capital requirements for banks or bank holding companies, or any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive of such entity regarding capital adequacy (whether or not having the force of law) has or would have the effect of reducing the return on the Bank's capital with respect to any Loan (whether or not then subject to any Eurodollar Rate) and/or with respect to the Bank's agreements hereunder to make Loans to a level below that which the Bank could have achieved (taking into consideration the Bank's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that the Bank's capital was then fully utilized) by any amount deemed by the Bank to be material: (i) the Bank shall promptly after its determination of such occurrence deliver a Bank Certificate with respect thereto to the Borrower; and (ii) the Borrower shall pay to the Bank as an additional fee from time to time on demand its allocable portion of such amount as the Bank certifies to be the amount that will compensate it for such reduction. The Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

        (c)     A Bank Certificate of the Bank claiming compensation under this
Section 1.12 shall be presumptive evidence in the absence of manifest error. The Bank shall not be entitled to compensation under this Section 1.12 attributable to any period prior to 90 days before the Bank delivers such Bank Certificate to the Borrower. Such certificate shall set forth, in reasonable detail, the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to the Bank hereunder and the method by which such amounts are determined. In determining any such amount, the Bank may use any reasonable averaging and attribution methods.

        (d) No failure on the part of the Bank to demand compensation on any one occasion shall constitute a waiver of its right to demand such compensation on any other occasion and no failure on the part of the Bank to deliver any Bank Certificate in a timely manner shall in any way reduce any obligation of the Borrower to the Bank under this Section 1.12.

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        1.13. ILLEGALITY OR IMPOSSIBILITY. Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation or administration of any law or regulation applicable to the Bank or the Bank's activities in the London interbank market shall make it unlawful, or any central bank or other governmental authority having jurisdiction over the Bank or the Bank's activities in the London interbank market shall assert that it is unlawful, or otherwise make it impossible, for the Bank to perform its obligations hereunder to make Eurodollar Loans or to continue to fund or maintain Eurodollar Loans, then on notice thereof and demand therefor by the Bank to the Borrower, (i) the obligation of the Bank to fund Eurodollar Loans shall terminate and (ii) all affected Eurodollar Loans shall be deemed to have been converted into Floating Rate Loans on the last day of the then-current Interest Period or on the last day on which such Eurodollar Loans may legally remain outstanding (with the Borrower to be responsible for any amount payable under Section 1.10 as a consequence of such conversion).

        1.14. ADVANCES AND PAYMENTS.

        (a) The proceeds of each Loan shall be credited by the Bank to a general deposit accounts maintained by the Borrower with the Bank. The proceeds of the Term Loan and the initial Revolving Loans will be used by the Borrower, solely as set forth on item 1.14 of the attached Disclosure Schedule. The proceeds of future Revolving Loans will be used solely for working capital, general corporate purposes and funding LC Draw Obligations.

        (b) The Bank shall notify the Borrower, in writing, as to the amounts of all payments of interest, principal and other sums when same are due by the Borrower, from time to time, under this Agreement and/or the Notes and the Borrower hereby authorizes the Bank to thereafter charge any general deposit account of the Borrower at the Bank with the amount of all payments of interest, principal and other sums when same are due by the Borrower. The Bank shall thereafter promptly thereafter notify the Borrower of the amount so charged. The failure of the Bank so to notify the Borrower, to charge any account or to give any such subsequent notice shall not affect the obligation of the Borrower to pay interest, principal or other sums as provided herein or in the Notes.

        (c) Whenever any payment to be made to the Bank hereunder or under any Note shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and interest payable on each such date shall include the amount thereof which shall accrue during the period of such extension of time. All payments by the Borrower hereunder and/or in respect of any Note shall be made net of any impositions or taxes and without deduction, set-off or counterclaim, notwithstanding any claim which the Borrower may now or at any time hereafter have against the Bank. All payments of interest, principal and any other sum payable hereunder and/or under any Note shall be made to the Bank, in lawful money of the United States in immediately available funds, at its office at 100 Federal Street, Boston, MA 02110 or at such other address as the Bank may from time to time direct. All payments received by the Bank after 3:00 p.m. on any day shall be deemed received as of the next succeeding Business Day. All monies received by the Bank shall be applied in respect of the Loans specified by the Borrower and shall be applied first to fees, charges, costs and expenses payable to the Bank under this Agreement, the Notes and/or any of the other Loan Documents, next to interest then accrued on account of the applicable Loan and only thereafter to principal of the applicable Loan.

        (d) If the entire amount of any required payment of principal and/or interest on the Revolving Loans, the Term Loan or any LC Draw Obligation is not paid within ten (10) days after the same is due, the Borrower shall pay to the Bank a late fee equal to five percent (5%) of the required payment; provided, that this Section 1.14(d) shall not apply to any amount whose maturity shall have bee accelerated or to the principal balance of the Revolving Loans outstanding as of the Expiration Date.

        1.15 CONDITIONS TO ADVANCE. Prior to the making of the Term Loan F and any Revolving Loans on the date hereof, the Borrower shall deliver to the Bank duly executed copies of this Agreement, the Term Note F and the documents and other items listed on the Closing Agenda delivered herewith by the Bank to the Borrower, all of which, as well as all legal matters incident to the transactions contemplated hereby, shall be satisfactory in form and substance to the Bank and its counsel. Without limiting the foregoing, any Loan (including the Term Loan F) and each Letter of Credit is subject to the further conditions precedent that on the date on which such Loan is made or Letter of Credit issued or renewed (and after giving effect thereto):


        (a) All statements, representations and warranties of the Borrower made herein shall continue to be correct in all material respects as of the date of such Loan or Letter of Credit, except those made as of a specific date or end of a period which were cor(r)ect as of such date or as of the end of such period.

        (b) All covenants and agreements of the Borrower contained herein and/or in any of the other Loan Documents shall have been complied with in all material respects on and as of the date of such Loan or Letter of Credit.

        (c) No Default or Event of Default shall have occurred and be continuing.

        (d) No material adverse change shall have occurred in the financial condition of the Borrower from that disclosed in the financial statements then most recently furnished to the Bank.

        Each request by the Borrower for any Loan or Letter of Credit, and each acceptance by the Borrower of the proceeds of any Loan or issuance of any Letter of Credit, as the case may be, will be deemed a representation and warranty by the Borrower that at the date of such Loan or Letter of Credit and after giving effect thereto all of the conditions set forth in the foregoing clauses (a)-(d) of this Section 1.15 will be satisfied.

        1.16. REDUCTION OF REVOLVING COMMITMENT. The Borrower may, from time to time, at its option, subject to the terms and conditions set forth herein, by written notice to the Bank at least five (5) Business Days prior to the date of the requested reduction, reduce the Revolving Commitment by integral multiples of $500,000. Any such reduction shall be permanent and irrevocable. Simultaneously with any reduction of the Revolving Commitment, the Borrower shall pay to the Bank (i) Revolving Loans in the aggregate principal amount necessary to cause the outstanding principal amount of the Revolving Loans to be less than or equal to the Available Commitment and (ii) all amounts owing to the Bank pursuant to the provisions of Section 1.11 with respect to Eurodollar Loans so prepaid.

        II. REPRESENTATIONS AND WARRANTIES

        2.1. REPRESENTATIONS AND WARRANTIES. In order to induce the Bank to enter into this Agreement and to make Loans and issue Letters of Credit hereunder, the Borrower warrants and represents to the Bank as follows:

        (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts. The' Borrower has full corporate power to own its property and conduct its business as now conducted and as proposed to be conducted and to enter into and perform this Agreement and the other Loan Documents. The Borrower is duly qualified to do business in each jurisdiction where the failure so to qualify could (singly or in the aggregate with all other such failures) have a Material Adverse Effect, all such jurisdictions being listed on item 2.1(a) of the attached Disclosure Schedule. At the date hereof, the Borrower has no Subsidiaries, except as shown on said item 2.1(a). At the date hereof, the Borrower is not a member of any partnership or joint venture, except as shown on said item 2.1(a).


        (b) The execution and delivery by the Borrower of this Agreement and each of the other Loan Documents and performance by the Borrower of its obligations thereunder have been duly authorized by all necessary corporate and other action and do not and will not:

                (i) violate any provision of, or require as a prerequisite to effectiveness any filing, registration, consent or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower;

                (ii) violate any provision of the charter or by-laws of the Borrower, or result in a breach of or constitute a default or require any waiver or consent under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower is a party or by which the Borrower or any of its properties may be bound or affected or require any other consent of any Person; or

                (iii) result in, or require, the creation or imposition of any lien, security interest or other encumbrance (other than in favor of the Bank), upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

        (c) This Agreement and each of the other Loan Documents has been duly executed and delivered by the Borrower and each is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms.

        (d) Except as described on item 2.1(d) of the attached Disclosure Schedule, there are no actions, suits, proceedings or investigations pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any Subsidiary of the Borrower before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which could hinder or prevent the consummation of the transactions contemplated hereby or call into question the validity of this Agreement or any of the other Loan Documents or any action taken or to be taken in connection with the transactions contemplated hereby or thereby or which in any single case or in the aggregate could have a Material Adverse Effect.

        (e) The Borrower is not in violation of any term of its charter or by-laws as now in effect. Neither the Bor(r)ower nor any Subsidiary of the Borrower is in material violation of any term of any mortgage, indenture or judgment, decree or order, or any other material instrument, contract or agreement to which it is a party or by which any of its property is bound.


        (f) The Borrower has filed (and has caused each Subsidiary of the Borrower to file) all federal, foreign, state and local tax returns, reports and estimates required to be filed by the Borrower or any such Subsidiary. All such filed returns, reports and estimates are proper and accurate and the Borrower (or the Subsidiary concerned, as the case may be) has paid all taxes, assessments, impositions, fees and other governmental charges required to be paid in respect of the periods covered by such returns, reports or estimates. No deficiencies for any tax, assessment or governmental charge have been asserted or assessed, and the Borrower knows of no material tax liability or basis therefore.

        (g) The Borrower is in compliance in all material respects with (and each Subsidiary of the Borrower is in compliance with) all requirements of law, federal, foreign, state and local, and all requirements of all governmental bodies or agencies having jurisdiction over it, the conduct of its business, the use of its properties and assets, and all premises occupied by it, failure to comply with any of which could (singly or in the aggregate with all other such failures) have a Material Adverse Effect. Without limiting the foregoing, the Borrower has all the material franchises, licenses, leases, permits, certificates and authorizations needed for the conduct of its business and the use of its properties and all premises occupied by it, as now conducted, owned and used and as proposed to be conducted, owned and used.

        (h) The audited annual consolidated financial statements of the Borrower as at August 31, 2000 and for the fiscal year then ended and the interim consolidated financial statements of the Borrower as at May 30, 2001 and for the eight month period then ended, each heretofore delivered to the Bank, are complete and accurate and fairly present the financial condition of the Borrower as at the dates thereof and for the periods covered thereby, except that such interim statements do not have footnotes and thus do not present the information which would normally be contained in footnotes to financial statements and are subject to year-end adjustments The Borrower does not have any liability, contingent or otherwise, not disclosed in the aforesaid financial statements or in any notes thereto that could materially affect the financial condition of the Borrower. Since December 31, 2000, there has been no material adverse development in the business, condition or prospects of the Borrower, and the Borrower has not entered into any material transaction other than in the ordinary course.

        (i) The Borrower owns or has a valid right to use all of the patents, licenses, copyrights, trademarks, trade names, know-how, trade secrets and other intellectual property now being used or necessary to conduct its business. The conduct of the Borrower's business as now operated does not conflict with valid patents, copyrights, trademarks, trade names, know-how, trade secrets or other intellectual property of others in any manner that could materially adversely affect the business, prospects, assets or condition, financial or otherwise, of the Borrower.

        (j) The Borrower is not a party to any contract or agreement which now has or, as far as can be reasonably foreseen by the Borrower at the date hereof, will have a Material Adverse Effect.

        (k)     III. AFFIRMATIVE COVENANTS AND REPORTING REQUIREMENTS

        Without limitation of any other covenants and agreements contained herein or elsewhere, the Borrower agrees that so long as the financing arrangements contemplated hereby are in effect or all or any Loan, any Letter of Credit or any of the other Obligations shall be outstanding:

        3.1. LEGAL EXISTENCE; QUALIFICATION; COMPLIANCE. The Borrower will maintain (and will cause each Subsidiary of the Borrower to maintain) its corporate existence and good standing in the jurisdiction of its formation. The Borrower will qualify to do business and will remain qualified and in good standing (and the Borrower will cause each Subsidiary of the Borrower to qualify and remain qualified and in good standing) in each other jurisdiction where the failure so to qualify could (singly or in the aggregate with all other such failures) have a Material Adverse Effect. The Borrower will comply in all material respects with (and will cause each Subsidiary of the Borrower to comply with) its charter documents and by-laws. The Borrower will comply with (and will cause each Subsidiary of the Borrower to comply with) all applicable laws, rules and regulations (including, without limitation, ERISA and those relating to environmental protection) other than (a) laws, rules or regulations the validity or applicability of which the Borrower or such Subsidiary shall be contesting in good faith by proceedings which serve as a matter of law to stay the enforcement thereof and (b) those laws, rules and regulations the failure to comply with any of which could not (singly or in the aggregate) have a Material Adverse Effect.

        3.2. MAINTENANCE OF PROPERTY; INSURANCE. Subject to Section 4.8, the Borrower will maintain and preserve (and will cause each Subsidiary of the Borrower to maintain and preserve) all of its properties in good working order and condition, making all necessary repairs thereto and replacements thereof. The Borrower will maintain (and will cause each of its Subsidiaries to maintain) insurance with respect to its property and business against such liabilities, casualties and contingencies and of such types and in such amounts as shall be reasonably satisfactory to the Bank from time to time and in any event all such insurance as may from time to time be customary for companies conducting a business similar to that of the Borrower in similar locales.

        3.3. PAYMENT OF TAXES AND CHARGES. The Borrower will pay and discharge (and will cause each Subsidiary of the Borrower to pay and discharge) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or property, including, without limitation, taxes, assessments, charges or levies relating to real and personal property, franchises, income, unemployment, old age benefits, withholding, or sales or use, prior to the date on which penalties would attach thereto, and all lawful claims (whether for any of the foregoing or otherwise) which, if unpaid, might give rise to a lien upon any property of the Borrower or any such Subsidiary, except any of the foregoing which is being contested in good faith and by appropriate proceedings which serve as a matter of law to stay the enforcement thereof and for which the Borrower has established and is maintaining adequate reserves. The Borrower will maintain in full force and effect, and comply with the terms and conditions of, all permits, permissions and licenses necessary or desirable for its business.

        3.4. ACCOUNTS. The Borrower will maintain its principal depository and operating accounts with the Bank.

        3.5. CONDUCT OF BUSINESS. The Borrower will conduct, in the ordinary course, the business in which it is presently engaged. The Borrower will not, without the prior written consent of the Bank, directly or indirectly (itself or through any Subsidiary) enter into any other lines of business, businesses or ventures which are not reasonably related to the business in which the Borrower is presently engaged.

        3.6.    REPORTING REQUIREMENTS. The Borrower will furnish to the Bank:

        (a) Within 90 days after the end of each fiscal year of the Borrower, a copy of the annual audit report for such fiscal year for the Borrower, including therein consolidated and consolidating balance sheets of the Borrower and Subsidiaries as at the end of such fiscal year and related consolidated and consolidating statements of income, stockholders' equity and cash flow for the fiscal year then ended. The annual consolidated financial statements shall be certified by independent public accountants selected by the Borrower and reasonably acceptable to the Bank (which acceptable accountants shall include Livingston & Haynes) such certification to be in such form as is generally recognized as "unqualified". The Borrower will also deliver to the Bank, within 90 days following the end of each fiscal year, an annual budget for the following year (including balance sheet and income statement projections) for the Borrower, prepared by the Borrower's management and approved by the Borrower's Board of Directors, such budget to be in such detail as is reasonably satisfactory to the Bank.

        (b) Within 45 days after the end of each fiscal quarter of the Borrower, consolidated and consolidating balance sheets of the Borrower and Subsidiaries and related consolidated and consolidating statements of income and cash flow, unaudited but prepared in accordance with generally accepted accounting principles consistently applied fairly presenting the financial condition of the Borrower and Subsidiaries as at the dates thereof and for the periods covered thereby (except that such quarterly statements need not contain notes to the financial statements) and certified as complete by the chief financial officer of the Borrower, such balance sheets to be as at the end of such fiscal quarter and such statements of income and cash flow to be for such fiscal quarter and for the fiscal year to date, in each case together with a comparison to the results for the corresponding fiscal period of the immediately prior fiscal year.

        (c) At the time of delivery of each annual or quarterly report or financial statement of the Borrower, a certificate executed by the chief financial officer of the Borrower stating that he or she has reviewed this Agreement and the other Loan Documents and has no knowledge of any Event of Default or, if he or she has such knowledge, specifying each such Event of Default and the nature thereof. Each such certificate given as at the end of any fiscal quarter of the Borrower will set forth the calculations necessary to evidence compliance with Sections 3 .7-3 .8.

        (d) As soon as possible and in any event within five days after the Borrower has actual knowledge of the occurrence of any Default or Event of Default, the statement of the Borrower setting forth details of each such Default or Event of Default and the action which the Borrower proposes to take with respect thereto.

        (e) Promptly after receipt, a copy of all audits or reports submitted to any Company by independent public accountants in connection with any annual, special or interim audit of the books and records of such Company prepared by such accountants and any "management letter" prepared by such accountants.

        (f) Promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, to which the Borrower or any Subsidiary of the Borrower is a party.

        (g) Promptly upon request, such other information respecting the financial condition, operations and prospects of the Borrower or any Subsidiary as the Bank may from time to time reasonably request.

        3.7. TOTAL LIABILITIES TO TANGIBLE NET WORTH RATIO. The Borrower shall, at the end of each of the following fiscal quarters and for the fiscal quarter just ended, maintain a ratio of Total Liabilities to Tangible Net Worth not exceeding the following:

                       Fiscal Quarter Ending          Maximum Ratio
                        December 31, 2001               2.50:1.00
                         March 31, 2002                 2.00:1.00
                         and thereafter

        3.8.    DEBT SERVICE COVERAGE RATIOS.

        (a) The Borrower shall maintain for each 12 month period ending on February 28 and August 31 of each fiscal year, on a rolling 12-month basis, a ratio of Earnings Before Interest and Taxes to Interest Expense of at least 3.00:1.00.

        (b) The Borrower shall maintain a ratio of Operating Cash Flow to Debt Service of at least 1.30:1.00 for the 12-month period ending August 31, 2001 and the 3-month period ending November 1, 2001.

        (c) The Borrower shall maintain a ratio of Operating Cash Flow to Debt Service of at least 1.50:1.00 for each period of 3 months, 6 months, 9 months and 12 months in each fiscal year, on a rolling four-quarter basis, commencing with the 6-month period ending February 28, 2002.

        3.9. BOOKS AND RECORDS; INSPECTIONS. The Borrower will maintain (and will cause each of its Subsidiaries to maintain) complete and accurate books, records and accounts which will at all times accurately and fairly reflect all of its transactions in accordance with generally accepted accounting principles consistently applied. The Borrower will, at any reasonable time and from time to time upon reasonable notice and during normal business hours (and without any necessity for notice following the occurrence of an Event of Default), permit the Bank, and any agents or representatives thereof, to examine and make copies of and take abstracts from the records and books of account of, and visit the properties of the Borrower and its Subsidiaries, and to discuss its affairs, finances and accounts with its officers, directors and/or independent accountants, all of whom are hereby authorized and directed to cooperate with the Bank in carrying out the intent of this Section 3.9. Each financial statement of the Borrower hereafter delivered pursuant to this Agreement will be complete and accurate and will fairly present the financial condition of the Borrower as at the date thereof and for the periods covered thereby; provided, as to interim statements, that footnotes and the information normally contained therein are not included and that such statements are subject to year-end adjustments.

        IV. NEGATIVE COVENANTS

        Without limitation of any other covenants and agreements contained herein or elsewhere, the Borrower agrees that so long as the financing arrangements contemplated hereby are in effect or any Loan, any Letter of Credit or any of the other Obligations shall be outstanding:

        4.1. INDEBTEDNESS. The Borrower will not create, incur, assume or suffer to exist any Indebtedness (nor allow any of its Subsidiaries to create, incur, assume or suffer to exist any Indebtedness), except for:

        (a) Indebtedness owed to the Bank, including, without limitation, the Indebtedness represented by the Notes or arising out of any Letter of Credit;

        (b) Indebtedness of the Borrower or any Subsidiary for taxes, assessments and governmental charges or levies not yet due and payable;

        (c) unsecured current liabilities of the Borrower or any Subsidiary (other than for money borrowed or for purchase money Indebtedness with respect to fixed assets) incurred upon customary terms in the ordinary course of business;

        (d) purchase money Indebtedness (including, without limitation, Capital Lease Obligations) hereafter incurred to equipment vendors, equipment lessors and other Persons providing purchase money financing to the Borrower for new equipment purchased or leased by the Borrower after the date hereof for use in the Borrower's business; provided that the Indebtedness permitted under this clause (d) of this Section 4.1 will not exceed $500,000 in the aggregate outstanding at any one time;

        (e) other indebtedness (not described in any of clauses (a)-(d) above) existing at the date hereof, but only to the extent set forth on item 4.1 of the attached Disclosure Schedule;

        (f) any guaranties or other contingent liabilities expressly permitted pursuant to Section 4.3; and

        (g) any Synthetic Lease, so long as the Bank has previously approved the terms thereof in writing.

        4.2. LIENS. The Borrower will not create, incur, assume or suffer to exist (nor allow any of its Subsidiaries to create, incur, assume or suffer to exist) any mortgage, deed of trust, pledge, lien, security interest, or other charge or encumbrance (including the lien or retained security title of a conditional vendor) of any nature (collectively, "Liens"), upon or with respect to any of its property or assets, now owned or hereafter acquired (including, without limitation, any trustee process affecting any account of the Borrower with the Bank), except that the foregoing restrictions shall not apply to:

        (a) Liens for taxes, assessments or governmental charges or levies on property of the Borrower or any of its Subsidiaries if the same shall not at the time be delinquent or thereafter can be paid without interest or penalty or are being contested in good faith and by appropriate proceedings which serve as a matter of law to stay any enforcement thereof and as to which adequate reserves are maintained;

        (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar Liens arising in the ordinary course of business for sums not yet due or which are being contested in good faith and by appropriate proceedings which serve as a matter of law to stay the enforcement thereof and as to which adequate reserves are maintained;

        (c) pledges or deposits under workmen's compensation laws, unemployment insurance, social security, retirement benefits or similar legislation;

        (d)     Liens in favor of the Bank;

        (e) Liens in favor of equipment vendors, equipment lessors and other Persons securing any purchase money Indebtedness permitted by clause (d) of
Section 4.1; provided that no such Lien will extend to any property of the Borrower other than the specific items of equipment financed;

        (f) rights of the licensee under any commercially reasonable license of technology or other intellectual property given by the Borrower to any of the Borrower's customers in the ordinary course of its business;

        (g) refinancings, renewals or extensions of any of the foregoing Liens; provided, however, that no such refinanced, renewed or extended Lien at any time will extend to any property of any property of any Borrower or any Subsidiary other than the specific assets previously subject to such Liens;

        (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, do not in any case materially detract from the value of the property subject thereto or materially interfere in the ordinary conduct of the business of the Borrower or any of its Subsidiaries.

        (i) other Liens existing at the date hereof, but only to the extent and with the relative priorities set forth on item 4.2 of the attached Disclosure Schedule.

        4.3. GUARANTIES. The Borrower will not, without the prior written consent of the Bank, assume, guarantee, endorse or otherwise become directly or contingently liable (including, without limitation, liable by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in any debtor or otherwise to assure any creditor against loss) (and will not permit any of its Subsidiaries so to assume, guaranty or become directly or contingently liable) in connection with any indebtedness of any other Person, except (a) guaranties by endorsement for deposit or collection in the ordinary course of business, and (b) guaranties existing at the date hereof and described on item 4.3 of the attached Disclosure Schedule.

        4.4. LOANS AND ADVANCES. The Borrower will not make (and will not permit any Subsidiary to make) any loans or advances to any Person, including, without limitation, the Borrower's directors, officers and employees, except (a) as described on item 4.4 of the attached Disclosure Schedule, (b) so long as no Default then exists, Affiliate Loans, (c) advances to such directors, officers or employees with respect to expenses incurred by them in the ordinary course of their duties and advances against salary, all of which loans and advances under this clause (c) will not exceed, in the aggregate, $100,000 outstanding at any one time, and (d) advances for security deposits.

        4.5. SUBSIDIARIES; ACQUISITIONS. The Borrower will not, without the prior written consent of the Bank, make (and will not permit any Subsidiary to make) any acquisition of all or substantially all of the stock or other Equity Interests of any other Person or of all or substantially all of the assets of any other Person, other than any acquisition the purchase price for which does not exceed $1,000,000. The Borrower will not become a partner in any partnership or limited liability company. The Borrower will promptly inform the Bank if it forms any Subsidiaries after the date of this Agreement.

        4.6. MERGER. The Borrower will not, without the prior written consent of the Bank, merge or consolidate with any Person, or sell, lease, transfer or otherwise dispose of (whether in one or more transactions) any material portion of its assets (including, without limitation, any material portion of its intellectual property), other than (a) in a sale of inventory in the ordinary course; and (b) licensing of any of its intellectual property in the ordinary course of Borrower's business to another Person on commercially reasonable terms.

        4.7. AFFILIATE TRANSACTIONS. Except for transactions described on item
4.7 of the attached Disclosure Schedule, the Borrower will not, without the prior written consent of the Bank, enter into any transaction, including, without limitation, the purchase, sale or exchange of any property or the rendering of any service, with any Affiliate of the Borrower, except in the ordinary course and pursuant to the reasonable requirements of the Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than would be obtained in a comparable arms'-length transaction with any Person not an Affiliate; provided that nothing in this Section 4.7 shall be deemed to restrict the payment of salary or other similar payments to any officer or director of the Borrower at a level consistent with the salary and other payments being paid at the date of this Agreement and heretofore disclosed in writing to the Bank, nor to prevent the hiring of additional officers at a salary level consistent with industry practice, nor to prevent reasonable periodic increases in salary or benefits.

        4.8. CHANGE OF STRUCTURE, ETC. The Borrower will not change its corporate name or legal structure, nor will the Borrower change its fiscal year or materially change its methods of financial reporting unless, in each instance, prior written notice of such change is given to the Bank and prior to such change the Borrower enters into amendments to this Agreement in foam and substance reasonably satisfactory to the Bank in order to preserve unimpaired the rights of the Bank and the obligations of the Borrower hereunder.

        4.9. HAZARDOUS WASTE. Except as provided below, the Borrower will not dispose of or suffer or permit to exist any hazardous material or oil on any site or vessel owned, occupied or operated by the Borrower or any Subsidiary of the Borrower, nor shall the Borrower store (or permit any Subsidiary to store) on any site or vessel owned, occupied or operated by the Borrower or any such Subsidiary, or transport or arrange the transport of, any hazardous material. or oil (the terms "hazardous material", "oil", "site" and "vessel", respectively, being used herein with the meanings given those terms in Mass. Gen. Laws, Ch. 21E or any comparable terms in any comparable statute in effect in any other relevant jurisdiction). The Borrower shall provide the Bank with written notice of (i) the intended storage or transport of any hazardous material or oil by the Borrower or any Subsidiary of the Borrower, (ii) any potential or known release or threat of release of any hazardous material or oil at or from any site or vessel owned, occupied or operated by the Borrower or any Subsidiary of the Borrower, and (iii) any incurrence of any expense or loss by any government or governmental authority in connection with the assessment, containment or removal of any hazardous material or oil for which expense or loss the Borrower or any Subsidiary of the Borrower may be liable. Notwithstanding the foregoing, the Borrower and its Subsidiaries may use, store and transport, and need not notify the Bank of the use, storage or transportation of, (x) oil in reasonable quantities, as fuel for heating of their respective facilities or for vehicles or machinery used in the ordinary course of their respective businesses and (y) hazardous materials that are solvents, cleaning agents or other materials used in the ordinary course of the respective business operations of the Borrower and its Subsidiaries in reasonable quantities, as long as in any case the Borrower or the Subsidiary concerned (as the case may be) has obtained and maintains in effect any necessary governmental permits, licenses and approvals, complies with all requirements of applicable federal, state and local law relating to such use, storage or transportation, follows the protective and safety procedures that a prudent businessperson conducting a business the same as or similar to that of the Borrower or such Subsidiary (as the case may be) would follow, and disposes of such materials (not consumed in the ordinary course) only through licensed providers of hazardous waste removal services.

        4.10. NO MARGIN STOCK. No proceeds of any Loan shall be used directly or indirectly to purchase or carry any margin security.

        4.11 NEGATIVE PLEDGES. The Borrower will not enter into (and will not permit any of its Subsidiaries to enter into) any agreement, amendment or arrangement (excluding this Agreement or any other Loan Document) prohibiting or restricting (a) such Person from amending or otherwise modifying this Agreement or any other Loan Document, (b) the creation or assumption of any Liens upon its properties, revenues or assets, whether now owned or hereafter acquired or (c) the ability of any such Person to make any payment or distribution, directly or indirectly, to the Borrower.

        V. DEFAULT AND REMEDIES

        5.1. EVENTS OF DEFAULT. The occurrence of any one of the following events shall constitute an Event of Default hereunder:

        (a) The Borrower shall (i) fail to make any payment of interest on any Note within five (5) days of the date when due or (ii) fail to make any payment of principal of any Note or any LC Draw Obligation on or before the date when due; or

        (b) Any representation or warranty of the Borrower contained herein shall at any time prove to have been incorrect in any material respect when made or any representation or warranty made by the Borrower in connection with any Loan or Letter of Credit shall at any time prove to have been incorrect in any material respect when made; or

        (c) The Borrower shall default in the performance or observance of any agreement or obligation under Sections 3.1, 3.6, 3.7, 3.8 and 3.9 or any provision of Article IV; or

        (d) The Borrower shall default in the performance of any other term, covenant or agreement contained in this Agreement and such default shall continue unremedied for 30 days after written notice thereof shall have been given to the Borrower; or

        (e) Any default on the part of the Borrower or any Subsidiary of the Borrower shall exist, and shall remain unwaived or uncured beyond the expiration of any applicable notice and/or grace period, under any other contract, agreement or undertaking now existing or hereafter entered into with or for the benefit of the Bank (or any affiliate of the Bank); or

        (f) Any other Indebtedness of the Borrower or any Subsidiary of the Borrower for borrowed money or representing the deferred purchase price of the property in excess of $500,000 in aggregate principal amount or with respect to any instrument evidencing, guaranteeing, securing or otherwise relating to any such Indebtedness shall have been declared to be due and payable prior to its stated maturity or shall not have been paid at the stated maturity thereof; or

        (g) The Borrower shall be dissolved, or the Borrower or any Subsidiary of the Borrower shall become insolvent or bankrupt or shall cease paying its debts as they mature or shall make an assignment for the benefit of creditors, or a trustee, receiver or liquidator shall be appointed for the Borrower or any Subsidiary of the Borrower or for a substantial part of the property of the Borrower or any such Subsidiary, or bankruptcy, reorganization, arrangement, insolvency or similar proceedings shall be instituted by or against the Borrower or any such Subsidiary under the laws of any jurisdiction (except for an involuntary proceeding filed against the Borrower or any Subsidiary of the Borrower which is dismissed within 90 days following the institution thereof); or

        (h) Any execution or similar process shall be issued or levied against any material part of the property of the Borrower or any Subsidiary and such execution or similar process shall not be paid, stayed, released, vacated or fully bonded within 10 days after its issue or levy; or

        (i) Any final uninsured judgment in excess of $500,000 shall be entered against the Borrower or any Subsidiary of the Borrower by any court of competent jurisdiction and shall remain unpaid, unbonded or unstayed for a period of 60 days; or

        (j) The Borrower or any Subsidiary of the Borrower shall fail to meet its minimum funding requirements under ERISA with respect to any employee benefit plan (or other class of benefit which the PBGC has elected to insure) or any such plan shall be the subject of termination proceedings (whether voluntary or involuntary) and there shall result from such termination proceedings a liability of the Borrower or any Subsidiary of the Borrower to the PBGC which, in each case, in the reasonable opinion of the Bank may have a material adverse effect upon the financial condition of the Borrower or any such Subsidiary; or

        (k) Any Loan Document shall for any reason (other than due to payment in full of all amounts evidenced thereby or due to discharge in writing by the Bank) not remain in full force and effect; or

        (1) Any Subsidiary of the Borrower shall cease to be a direct or indirect wholly-owned Subsidiary.

        5.2. RIGHTS AND REMEDIES ON DEFAULT. Upon the occurrence of any Event of Default, in addition to any other rights and remedies available to the Bank hereunder or otherwise, the Bank may exercise any one or more of the following rights and remedies (all of which shall be cumulative):

        (a) Declare the entire unpaid principal amount of the Notes then outstanding, all interest accrued and unpaid thereon, any LC Draw Obligations and all other amounts payable under this Agreement, and all other Indebtedness of the Borrower to the Bank, to be forthwith due and payable, whereupon the same shall become forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower.

        (b) Terminate the arrangements for Revolving Loans and Letters of Credit provided for by this Agreement.

        (c) Exercise all rights and remedies hereunder, under the Notes and under each and any other agreement with the Bank; and exercise all other rights and remedies which the Bank may have under applicable law.

        5.3. SET-OFF. Borrower hereby grants to Bank, a continuing lien, security interest and right of setoff as security for all liabilities and obligations to Bank, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of FleetBoston Financial Corporation and its successors and assigns or in transit to any of them. At any time, without demand or notice (any such notice being expressly waived by Borrower), Bank may setoff the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Revolving Loans. ANY AND ALL RIGHTS TO REQUIRE THE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES ANY OF THE OBLIGATIONS PRIOR TO THE EXERCISE BY THE BANK OF ITS RIGHT OF SET-OFF UNDER THIS SECTION ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

        5.4. LETTERS OF CREDIT. Without limitation of any other right or remedy of the Bank,
(i) if an Event of Default shall have occurred and the Bank shall have accelerated the Loans or
(ii) if this Agreement and/or the revolving financing arrangements described herein shall have expired or shall have been earlier terminated by either the Bank or the Borrower for any reason, the Borrower will forthwith deposit with the Bank in cash a sum equal to 110% of the total of all then undrawn amounts of all outstanding letters of credit issued by the Bank for the account of the Borrower, such sum to be pledged to secure the Borrower's reimbursement obligations.

        VI. MISCELLANEOUS

        6.1. COSTS AND EXPENSES. The Borrower agrees to pay, on demand, all costs and expenses (including, without limitation, reasonable legal fees) of the Bank in connection with the preparation, execution and delivery of this Agreement, the Notes, any Letter of Credit Documents and all other instruments and documents to be delivered in connection with any Loan and any amendments or modifications of any of the foregoing, as well as the costs and expenses (including, without limitation, the reasonable fees and expenses of legal counsel) incurred by the Bank in connection with preserving, enforcing or exercising, upon default, any rights or remedies under this Agreement, the Notes, any Letter of Credit Documents and all other instruments and documents delivered or to be delivered hereunder or in connection herewith, all whether or not legal action is instituted. In addition, the Borrower shall be obligated to pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the Notes, any Letter of Credit Documents and all other instruments and documents to be delivered in connection with any Obligation. Any fees, expenses or other charges which the Bank is entitled to receive from the Borrower under this Section shall bear interest from the date of any demand therefore until the date when paid at a rate per annum equal to the sum of (i) four (4%) percent per annum PLUS (ii) the Prime Rate (but in no event in excess of the maximum rate permitted by then applicable law).

        6.2. OTHER AGREEMENTS. The provisions of this Agreement are not in derogation or limitation of any obligations, liabilities or duties of the Borrower under any of the other Loan Documents or any other agreement with or for the benefit of the Bank. No inconsistency in default provisions between this Agreement and any of the other Loan Documents or any such other agreement will be deemed to create any additional grace period or otherwise derogate from the express terms of each such default provision. Any inconsistencies between the provisions of this Agreement and of any other Loan Document, including any Note, shall be governed by reference to the provisions of this Agreement. No covenant, agreement or obligation of the Borrower contained herein, nor any right or remedy of the Bank contained herein, shall in any respect be limited by or be deemed in limitation of any inconsistent or additional provisions contained in any of the other Loan Documents or any such other agreement.

        6.3. ADDRESSES FOR NOTICES, ETC. All notices, requests, demands and other communications provided for hereunder shall be in writing and shall be mailed or delivered to the applicable party at the address indicated below:

        If to the Borrower:

        Chase Corporation
        26 Summer Street
        Bridgewater, Massachusetts 02324-2626
        Attention: Everett Chadwick, Jr., Treasurer and Chief Financial Officer

        If to the Bank:

        Fleet National Bank
        Mail Code: MA DE 10007D
        100 Federal Street
        Boston, Massachusetts 02110
        Attention: Mark D. Miller, Vice President

or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed delivered on the earlier of (i) the date received or (ii) the date of delivery, refusal or non-delivery indicated on the return receipt if deposited in the United States mails, sent postage prepaid, certified or registered mail, return receipt requested, addressed as aforesaid. If any such notice, request, demand or other communication is hand-delivered, same shall be effective upon receipted delivery.

        6.4.    BINDING EFFECT; ASSIGNMENT; TERMINATION.

        (a) This Agreement shall be binding upon the Borrower and the Bank and their successors and assigns and shall inure to the benefit of the Borrower and the Bank and their respective permitted successors and assigns.

        (b) The Borrower may not assign this Agreement or any rights hereunder without the express written consent of the Bank. The Bank may, in accordance with applicable law, from time to time assign or grant participations in this Agreement, the Loans and/or the Notes and/or any Letter of Credit. Without limitation of the foregoing generality,

                (i) The Bank may at any time pledge all or any portion of its rights under the Loan Documents (including any portion of the Revolving Note) to any of the 12 Federal Reserve Banks organized under
        Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the Bank from its obligations under any of the Loan Documents.

                (ii) The Bank shall have the unrestricted right at any time or from time to time, and without the consent of or notice to the Borrower, to assign all or any portion of its rights and obligations hereunder to one or more banks or other financial institutions (each, an "Assignee"), and the Borrower agrees that at no cost to itself it shall execute, or cause to be executed, such documents, including, without limitation, amendments to any documents, instruments and agreements executed in connection herewith, as the Bank shall reasonably deem necessary to effect the foregoing. In addition, at the request of the Bank and any such Assignee, the Borrower at no cost to itself shall issue one or more new promissory notes, as applicable, to any such Assignee and, if the Bank has retained any of its rights and obligations hereunder following such assignment, to the Bank, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the promissory note held by the Bank prior to such assignment and shall reflect the amount of the respective commitments and loans held by such Assignee and the Bank after giving effect to such assignment. Upon the execution and delivery o f appropriate assignment documentation, amendments and any other documentation required by the Bank in connection with such assignment, and the payment by the Assignee of the purchase price agreed to by the Bank and such Assignee, such Assignee shall be a party to this Agreement and shall have all of the rights and obligations of the Bank hereunder (and under any and all other guaranties, documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by the Bank pursuant to the assignment documentation between the Bank and such Assignee, and the Bank shall be released from its obligations hereunder and thereunder to a corresponding extent.

                (iii) The Bank shall have the unrestricted right at any time and from time to time, and without the consent of or notice to the Borrower, to grant to one or more banks or other financial institutions (each, a "Participant") participating interests in the Bank's obligation to lend hereunder and/or any or all of the Loans held by the Bank hereunder. In the event of any such grant by the Bank of a participating interest to a Participant, whether or not upon notice to the Borrower, the Bank shall remain responsible for the performance of its obligations hereunder and the Borrower shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations hereunder. The Bank may furnish any information concerning the Borrower in its possession from time to time to prospective Assignees and Participants;

        provided that the Bank shall require any such prospective Assignee or Participant to agree in writing to maintain the confidentiality of such information to the same extent as the Bank would be required to maintain such confidentiality.

        (c) The Borrower may terminate this Agreement and the financing arrangements made herein by giving written notice of such termination to the Bank; PROVIDED that no such termination will release or waive any of the Bank's rights or remedies or any of the Borrower's obligations under this Agreement or any of the other Loan Documents unless and until the Borrower has paid in full the Loans and the LC Exposure Amount and all interest thereon and all fees and charges payable in connection therewith.

        6.5. CONSENT TO JURISDICTION. The Borrower irrevocably submits to the non-exclusive jurisdiction of any Massachusetts court or any federal court sitting within The Commonwealth of Massachusetts over any suit, action or proceeding arising out of or relating to this Agreement and/or any Note and/or any Letter of Credit. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. The Borrower agrees that final judgment in any such suit, action or proceeding brought in such a court shall be enforced in any court of proper jurisdiction by a suit upon such judgment, provided that service of process in such action, suit or proceeding shall have been effected upon the Borrower in one of the manners specified in the following paragraph of this
Section 6.5 or as otherwise permitted by law.

        6.6. SEVERABILITY. In the event that any provision of this Agreement or the application thereof to any Person, property or circumstances shall be held to any extent to be invalid or unenforceable, the remainder of this Agreement, and the application of such provision to Persons, properties or circumstances other than those as to which it has been held invalid and unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

        6.7. GOVERNING LAW. This Agreement, the Notes shall be governed by, and construed and enforced in accordance with, the laws of The Commonwealth of Massachusetts.

        6.8. REPLACEMENT NOTE. Upon receipt of an affidavit of an officer of the Bank as to the loss, theft, destruction or mutilation of any Note or of any other Loan Document which is not of public record and, in the case of any such mutilation, upon surrender and cancellation of such Note or other Loan Document, the Borrower will issue, in lieu thereof, a replacement Note or other Loan Document in the same principal amount (as to any Note) and in any event of like tenor.

        6.9. USURY. All agreements between the Borrower and the Bank are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the Notes or otherwise, shall the amount paid or agreed to be paid to the Bank for the use or the forbearance of the Indebtedness represented by the Notes exceed the maximum permissible under applicable law. In this regard, it is expressly agreed that it is the intent of the Borrower and the Bank, in the execution, delivery and acceptance of the Notes, to contract in strict compliance with the laws of The Commonwealth of Massachusetts. If, under any circumstances whatsoever, performance or fulfillment of any provision of any Note or any of the other Loan Documents at the time such provision is to be performed or fulfilled shall involve exceeding the limit of validity prescribed by applicable law, then the obligation so to be performed or fulfilled shall be reduced automatically to the limits of such validity, and if under any circumstances whatsoever the Bank should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced by such Note and not to the payment of interest. The provisions of this 0.9 shall control every other provision of this Agreement and of the Notes.

        6.10. WAIVER OF JURY TRIAL. THE BORROWER AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY MUTUALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE REVOLVING NOTE OR ANY OTHER LOAN DOCUMENTS OR OUT OF ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ENTER INTO THIS AGREEMENT AND TO MAKE LOANS AS CONTEMPLATED HEREIN.

        6.11 INTEGRATION. This Agreement is intended by the parties as the final, complete and exclusive statement of the transactions evidenced hereby. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superceded by this Agreement, and no party is relying on any promise, agreement or understanding not set forth in this Agreement. This Agreement may not be amended or modified except by a written instrument describing such amendment or modification executed by the Borrower and the Bank.

        VII. DEFINED TERMS

        7.1. DEFINITIONS. In addition to terms defined elsewhere in this Agreement, as used herein, the following terms have the following respective meanings:

        "Acquisition" - any acquisition of all or substantially all of the assets or over 80% of the equity interests of any Person or any division thereof.

        "Affiliate" - Any Person which, directly or indirectly, controls or is controlled by or is under common control with the Borrower; any officer or director of the Borrower; ANY Person owning of record or beneficially, directly or indirectly, 5% or more of any class of capital stock of the Borrower or 5% or more of any class of capital stock or other equity interest having voting power (under ordinary circumstances) of any of the other Persons described above; and any member of the immediate family of any of the foregoing.

        "Alternate Base Rate" - The greater of (A) (i) the sum of one-half of one percent (0.50%) per annum, PLUS (ii) the Federal Funds Effective Rate or (B) the Prime Rate as in effect from time to time.

        "Available Commitment" - The (a) Revolving Commitment, MINUS (b) the LC Exposure Amount MINUS (c) the aggregate outstanding principal balance of the Term Loans.

        "Bank Certificate" - A certificate signed by an officer of the Bank setting forth any additional amount required to be paid by the Borrower to the Bank pursuant to Section 1.4, Section 1.7 or Section 1.8 of this Agreement, which certificate shall be submitted by the Bank to the Borrower in connection with each demand made at any time by the Bank upon the Borrower with respect to any such additional amount, and each such certificate shall, save for manifest error, constitute presumptive evidence of the additional amount required to be paid by the Borrower to the Bank upon each demand. A claim by the Bank for all or any part of any additional amount required to be paid by the Borrower may be made before and/or after the end of the period to which such claim relates or during which such claim has arisen and before and/or after any payment hereunder to which such claim relates. Each Bank Certificate shall set forth in reasonable detail the basis for and the calculation of the claim to which it relates.

        "Business Day" - Any day which is not a Saturday, nor a Sunday nor another day on which banks in Boston, Massachusetts are authorized or directed to close; PROVIDED, however, that if the applicable provision relates to a Eurodollar Loan, then the teini "Business Day" shall not include any day on which dealings are not carried on in the London interbank market or on which banks are not open for business in London.

        "Capital Expenditures" - As to any Person for any period, the sum of all amounts which would, in accordance with GAAP, be included as additions to property, plant and equipment and other Capital Expenditures for such period, including, without limitation, amounts with respect to capitalized leases.

        "Capital Lease Obligations" - As to any Person, the obligations of such Person or any of its Subsidiaries to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP. For purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

        "CERCLA" - The Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 ET SEQ., as amended by the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499, 100 Stat. 1613.

        "Collateral" - All property now or hereafter owned by the Borrower or in which the Borrower now or hereafter has any interest which is described as "Collateral" in the Security Agreement.

        "Debt Service" - For any period, the aggregate amount of principal and premium, if any, and interest and fees paid or required to be paid during such period in respect of all indebtedness for borrowed money of the Borrower and its Subsidiaries.

        "Default" - Any event or circumstance which, with the passage of time or the giving of notice or both, could become an Event of Default.

        "Earnings Before Interest and Taxes" - For any period, Net Income for such period PLUS taxes in respect of income and profits paid or accrued by the Borrower and its Subsidiaries during such period and Interest Expense to the extent deducted in calculating Net Income for such period.

        "Equity Interests" - any and all shares, interests, participations or other equivalents (however designated) of capital stock, partnership interests, member interests and any and all equivalent ownership interests in a Person, and any and all warrants, rights or options to purchase any of the foregoing, other than equity interests or warrants, right or options issued in connection with the exercise by a present or former employee, officer or director under a stock incentive plan, stock option plan or other equity-based compensation plan or arrangement.

        "ERISA" - The Employee Retirement Income Security Act of 1974, as amended.

        "Eurodollar Loan" - All or any portion of a Loan which bears interest at a rate based on the Eurodollar Rate.

        "Eurodollar Rate" - For any Interest Period with respect to a Eurodollar Loan, the rate of interest equal to (a) the arithmetic mean of the rates per annum for the Bank (rounded upwards to the nearest 1/16 of one percent) of the rate at which the Bank's Eurodollar Lending Office is offered Dollar deposits two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted, for the delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan of the Bank to which such Interest Period applies, divided by (b) a number equal to 1.00 minus the Eurocurrency Reserve Rate.

        "Eurodollar Rate Increment" - One and one-half percent (1.50%).

        "Eurodollar Reserve Rate" - For any day with respect to a Eurodollar Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is defined in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically.

        "Event of Default" - As defined in Section 5.1.

        "Expiration Date" - March 1, 2004, unless extended by the Bank which extension may be given or withheld by the bank in its sole discretion.

        "Federal Funds Effective Rate" -- For any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by the Bank.

        "Floating Rate" - As defined in Section 1.4.

        "Floating Rate Loan" - All or any portion of any Revolving Loan which bears interest at a rate calculated with reference to the Alternate Base Rate.

        "GAAP" - generally accepted accounting principles in the United States as in effect from time to time consistently applied, except that for purposes of
Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered pursuant to Section 4.1(b).

        "Governmental Authority" - any nation or government, or any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory BODY, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

        "Impositions" - All present and future taxes, levies, duties, impositions, deductions, charges and withholdings applicable to the Bank with respect to any Eurodollar Loan, excluding, however, any taxes imposed directly on the Bank's income and any franchise taxes imposed on it by the jurisdiction under the laws of which the Bank is organized or any political subdivision thereof or where the Bank does business.

        "Indebtedness" - All obligations of a Person, whether current or long-term, senior or subordinated, which in accordance with GAAP would be included as liabilities upon such Person's balance sheet at the date as of which Indebtedness, is to be determined, and shall also include guaranties, endorsements (other than for collection in the ordinary course of business) or other arrangements whereby responsibility is assumed for the obligations of others, whether by agreement to purchase or otherwise acquire the obligations or others, including any agreement, contingent or otherwise, to furnish funds through the purchase of goods, supplies or services for the purpose of payment of the obligations of others.

        "Interest Expense" - For any period, the aggregate amount of interest paid or required to be paid during such period in respect of all indebtedness of the Borrower and its Subsidiaries (including imputed interest on Capital Lease Obligations) and amortized debt discount for such period.

        "Interest Payment Date" - (a) As to any Floating Rate Loan, the first Business Day of each month to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan, the date of any repayment or prepayment made in respect thereof.

        "Interest Period" - as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two or three months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Bank not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following -

                (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day;

                (ii) the Borrower may not select an Interest Period (A) under the Revolving Commitment that would extend beyond the Expiration Date or
        (B) with respect to any Term Loan, that would extend beyond the date final payment is due on such Term Loan, as applicable;

                (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

        "Interest Rate Protection Agreement" -- Any interest rate swap agreement or other financial agreement or arrangement designed to protect the Borrower against fluctuations in interest rate.

        "LC Draw Obligation" - The Borrower's obligation to reimburse the Bank on account of any drawing under any Letter of Credit as provided in Section 1.6(c).

        "LC Exposure Amount" - At any time, the sum of (i) the aggregate undrawn stated amount of all Letters of Credit outstanding at such time, PLUS (ii) the aggregate amount of all drawings under Letters of Credit for which the Bank shall not have received reimbursement by the Borrower as provided in Section 1.6(c).

        "Loan Documents" - Each of this Agreement, the Revolving Note, the Term Notes and each other instrument, document or agreement evidencing, securing, guaranteeing or relating in any way to any of the Loans, all whether now existing or hereafter arising or entered into.

        "Loans"- Collectively, the Revolving Loans and the Term Loans

        "London" - The City of London in England.

        "Material Adverse Effect" - a material adverse effect on (a) the business, property, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, (b) the ability of any Company to perform its obligations under the Loan Documents to which it is a party, or
(c) the validity or enforceability of this Agreement, the Notes, the Guarantee, or, taken as a whole, the other Loan Documents, or the rights or remedies of the Administrative Agent or the Lenders under this Agreement, the Note or, taken as whole, the other Loan Documents.

        "Net Income" (or "Net Loss") - The book net income (or book net loss, as the case may be) of a Person for any period, after all taxes actually paid or accrued and all expenses and other charges determined in accordance with generally accepted accounting principles consistently applied.

        "Notes"-Collectively, the Revolving Note and the Term Notes.

        "Obligations" - All Indebtedness, covenants, agreements, liabilities and obligations, now existing or hereafter arising, made by the Borrower with or for the benefit of the Bank or owed by the Borrower to the Bank in any capacity.

        "Operating Cash Flow" - For any period, Earnings Before Interest and Taxes PLUS depreciation and amortization for such period, MINUS unfinanced Capital Expenditures, dividends and deferred compensation paid or incurred during such period.

        "Original Agreement" - See the Recitals.

        "PBGC" - The Pension Benefit Guaranty Corporation or any successor thereto.

        "Person" - An individual, corporation, partnership, limited partnership, limited liability company, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

        "Prime Rate" - That variable rate of interest per annum designated by the Bank, from time to time, as being its prime rate, it being understood that such rate is merely a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.

        "Revolving Commitment" - $6,000,000 or such lesser amount as reduced in accordance with this Agreement.

        "Subsidiary" - Any corporation or other entity of which a Person and/or any of its Subsidiaries, directly or indirectly, owns, or has the right to control or direct the voting of, fifty (50%) percent or more of the outstanding capital stock or other ownership interest having general voting power (under ordinary circumstances).

        "Synthetic Leases" - means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money Indebtedness for tax purposes but is classified as an operating lease under GAAP.

        "Tangible Net Worth" - An amount equal to the total assets of any Person (excluding (i) the total intangible assets of such Person, (ii) any minority interests in Subsidiaries and (iii) any assets representing amounts due from any officer or employee of such Person or from any Subsidiary of such Person) minus the total liabilities of such Person. Total intangible assets shall be deemed to include, but shall not be limited to, the excess of cost over book value of acquired businesses accounted for by the purchase method, formulae, trademarks, trade names, patents, patent rights and deferred expenses (including, but not limited to, unamortized debt discount and expense, organizational expense, capitalized software costs and experimental and development expenses).

        "Tangible Net Worth" - At the applicable date, the total assets of the Borrower and its Subsidiaries MINUS (a) the sum of any amounts attributable to
(i) goodwill, (ii) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, (iii) all reserves not already deducted from assets, (iv) any write-up in the book value of assets resulting from any revaluation thereof subsequent to the date hereof, and (v) the value of any minority interests in any companies, and (b) Total Liabilities of the Borrower and its Subsidiaries.

        "Term Loan C"- See the Original Agreement.

        "Term Loan D"- See the Original Agreement.

        "Term Loan E"- See the Original Agreement.

        "Term Loans"- Collectively, the Term Loan C, the Term Loan D, the Term Loan E and the Term Loan F.

        "Term Note C"- The Promissory Note evidencing the Term Loan C.

        "Term Note D"- The Promissory Note evidencing the Term Loan D.

        "Term Note E"- The Promissory Note evidencing the Term Loan E.

        "Term Notes"- Collectively, the Term Note C, the Term Note D, the Term Note E and the Term Note F.

        "Total Liabilities" - The aggregate amount of liabilities of a Person determined in accordance with GAAP.

        Any defined term used in the plural preceded by the definite article shall be taken to encompass all members of the relevant class. Any defined term used in the singular preceded by "any" shall be taken to indicate any number of the members of the relevant class. All calculations contemplated by financial terms used with respect to the Borrower and its Subsidiaries shall be made on a consolidated basis, in accordance with GAAP and any other financial definitions not otherwise defined herein shall have the meanings given to them under GAAP.


                    ** THE NEXT PAGE IS THE SIGNATURE PAGE **

        This Agreement is executed, as an instrument under seal, as of the day and year first above written.

                                       Very truly yours,


                                       CHASE CORPORATION

                                       By: /s/ Everett Chadwick, Treasurer & CFO
                                           -------------------------------------


Accepted and agreed:

FLEET NATIONAL

BANK


By: Pauline J. Mozzone
    ------------------
 Title: Vice President
        --------------

             FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

        THIS AMENDMENT (the "AMENDMENT") is made as of December 13, 2001 by and between CHASE CORPORATION (the "BORROWER"); and FLEET NATIONAL (the "Bank").

                                    RECITALS

        A. The Bank and the Borrower entered into an Amended and Restated Loan Agreement dated as of October 31, 2001 (the "LOAN AGREEMENT"), providing for revolving loans by the Bank to the Borrower and for various term loans by the Bank to the Borrower. Capitalized terms used herein without definition shall have the meanings assigned to them in the Loan Agreement.

        B. The Borrower desires to obtain an additional $1,400,000 in term loan financing from the Bank.

        C. Subject to certain terms and conditions, the Bank is willing to agree to the same, all as hereinafter set forth.

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        1.      AMENDMENTS TO LOAN AGREEMENT.

        The Loan Agreement is hereby amended as follows:

        (A) DEFINITIONS. Section 7.1 of the Loan Agreement is amended by amending or adding the following definitions thereto as set forth below:

        "Term Loan G" - The $1,400,000 loan made by the Bank to the Borrower On December 13, 2001, as evidenced by the Term Note G.

        "Term Loans" - Collectively, the Term Loan C, the Term Loan D, the Term Loan E, the Term Loan F and the Term Loan G.

        "Term Note G" - That certain Term Promissory Note dated December 13, 2001 evidencing in the principal amount of $ 1,400,000 evidencing the Term Loan G.

        (B) SECTION 14. The following sentence is hereby inserted between the second and third sentences of Section 1.4.

                "On December 13, 2001, the Bank will make Term Loan G to the Borrower in the amount of $1,400,000."

        (C) SECTION 1.5. A new Subsection (e) is added to Section 1.5 as follows:

                "(e) The principal balance of Term Loan G shall be repaid in 28 equal quarterly installments of $50,000, on each March 1, June 1, September 1 and December 1 of each year, commencing on March 1, 2002, until paid in full in accordance with Term Note G."

        (D) SECTION 1.14. The following sentence is hereby inserted at the end of Section 1.14(a):
                "The proceeds of Term Loan G will be used by the Borrower reimburse itself for the purchase price of real property and improvements at 70 Pleasant Street, West Bridgewater, MA."

        2. NO FURTHER AMENDMENTS.

        Except as specifically amended hereby, the Loan Agreement shall remain otherwise unmodified and in full force and effect and is hereby ratified and affirmed in all respects.

        3. CERTAIN REPRESENTATIONS OF THE BORROWER.

        As a material inducement to the Bank to enter into this Amendment, the Borrower represents and warrants to the Bank, after giving effect to this Amendment, as follows:

        (a) The execution and delivery of this Amendment and the Term Note G have been duly authorized by all requisite corporate action on the part of the Borrower and will not violate any provision of law, any order, judgment or decree of any court or other agency of government, or the articles or bylaws of the Borrower or any indenture, agreement or other instrument to which the Borrower is bound, or be in conflict with, or result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Borrower pursuant to, any such indenture, agreement or instrument.

        (b) The representations and warranties contained in the Loan Agreement are true and correct in all material respects on and as of the date of this Amendment as though made at and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date or except to the extent variations there from have been permitted under the terms of the Loan Agreement or otherwise in writing by the Bank). No material adverse change has occurred in the assets, liabilities, financial condition, business or prospects of the Borrower from that disclosed in the annual certified financial statements most recently furnished to the Bank. No event of default or ]condition or event that, but for the requirement that time elapse or notice be given or both, would constitute an event of default, has occurred or is continuing.

        (c) This Amendment and the Term Note G constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally or the application of principles of equity, whether in any action at law or proceeding in equity, and subject to the availability of the remedy of specific performance or of any other equitable remedy or relief to enforce any right thereunder.

        4.      CONDITIONS.

        The willingness of the Bank to agree to the foregoing and to make further loans or issue further letters of credit under the Loan Agreement is subject to the following conditions:

        (a) The Borrower shall have executed and delivered to the Bank (or shall have caused to be executed and delivered to the Bank by the appropriate persons) the following:

                (i)     This Amendment and the Term Note G;

                (ii) True and complete copies of any required stockholders' and/or directors' consents or resolutions, authorizing the execution, delivery and performance of this Amendment and the Term Note G, certified by the secretary or clerk of the Borrower; and

                (iii) Such other supporting documents and certificates as the Bank or its counsel may reasonably request.

        (b) All legal matters incident to the transactions contemplated hereby shall be satisfactory to counsel for the Bank.

        5.      MISCELLANEOUS.

        (a) This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

        (b) This Amendment may be executed by the parties hereto in several counterparts hereof and by the different parties hereto on separate counterparts hereof, all of which counterparts shall together constitute one and the same agreement.

        IN WITNESS WHEREOF, the Bank and the Borrower have caused this Amendment to be duly executed as a sealed instrument by their duly authorized representatives, all as of the day and year first above written.


                                            CHASE CORPORATION

                                            By: /s/ Everett Chadwick
                                                --------------------
                                            Title: Treasurer


                                            FLEET NATIONAL BANK

                                            By: /s/ Pauline Mozzone
                                                -------------------
                                            Title: Vice President

             SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

        THIS AMENDMENT (the "AMENDMENT") is made as of June 13, 2002 by and between CHASE CORPORATION (the "BORROWER"); and FLEET NATIONAL BANK (the "Bank").

                                    RECITALS

        A. The Bank and the Borrower entered into an Amended and Restated Loan Agreement dated as of October 31, 2001, as amended (the "LOAN AGREEMENT"), providing for revolving loans by the Bank to the Borrower and for various term loans by the Bank to the Borrower. Capitalized terms used herein without definition shall have the meanings assigned to them in the Loan Agreement.

        B. The Borrower has requested that the Bank (i) as an accommodation to the Borrower, grant waivers of Events of Default which have occurred because of the failure of the Borrower to comply with its obligations under Section 3.8(c) of the Loan Agreement for the fiscal periods ending November 30, 2001 and February 28, 2002 and (ii) make certain other amendments to the Loan Agreement set forth below.

        C. Subject to certain terms and conditions, the Bank is willing to agree to the same, all as hereinafter set forth.

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        1. WAIVER. In accordance with the Borrower's request, the Bank hereby waives (A) the Events of Default arising from (1) the failure of the Borrower to comply with its obligations under Section 3.8(c) of the Loan Agreement for the fiscal period ended November 30, 2001 and (2) the failure of the Borrower to comply with its obligation under Section 3.8(c) of the Loan Agreement for the fiscal period ended February 28, 2002 and (B) any Events of Default under any other Loan Documents which would have arisen but for such waivers, as a result of the cross-default provisions contained therein.

        The waivers granted by the Bank in this paragraph I are limited to the Events of Default described above, and shall not be construed to constitute continuing waivers or waivers of any other Events of Default under the Loan Agreement or any other Loan Documents. This paragraph 1 shall constitute the entire agreement between the Borrower and the Bank regarding such waivers, and shall supercede any prior agreement or understanding, written or oral, between the Bank and Borrower related to such waivers.

        2.      AMENDMENTS TO LOAN AGREEMENT.

        The Loan Agreement is hereby amended as follows:

        (A)     COMMITMENT FEE. Effective as of June 1, 2002, the following
Section 1.17 is hereby added to the Loan Agreement:

        1.17 COMMITMENT FEE. The Borrower will also pay to the Bank commitment fees ("Commitment Fees") with respect to the within arrangements- for Revolving Loans, on the first day of each fiscal quarter (commencing on June 1, 2002), as long as such revolving credit arrangements are in effect and on the Expiration Date or date of earlier termination of such revolving credit arrangements. Such Commitment Fees will be payable, based on such daily average unused portion of the Revolving Commitment, at a rate per annum equal to 0.25%, appropriately prorated for any period of less than a calendar quarter. As used herein, the "unused portion of the Revolving Commitment", as determined at any time, means that amount by which the Revolving Commitment exceeds the sum of (x) the then outstanding aggregate principal amount of the Revolving Loans, PLUS (y) the LC Exposure Amount. The fees described in this Section are in addition to any balances and fees required by the Bank or any of its affiliates in connection with any other services now or hereafter made available to the Borrower.

        (B)     DEBT SERVICE COVERAGE:

        (i) Section 3.8(a) of the Loan Agreement is hereby amended in its entirety as follows:

                (a) The Borrower shall maintain for each 12 month period ending on February 28, May 31, August 31 and November 30 of each fiscal year, on a rolling 12-month basis, a ratio of Earnings Before Interest and Taxes to Interest Expense of at least 3.00:1.00.

        (ii) Effective as of May 23, 2002, Section 3.8(c) of the Loan Agreement is hereby amended in its entirety as follows:

                        (c) (i) The Borrower will not permit the ratio of Operating Cash Flow to Debt Service as of each fiscal quarter end with respect to the fiscal quarter ending on such date to be less than the ratio set forth opposite such fiscal quarter end date in the table below:

                      Fiscal Quarter Ending                 Minimum Ratio
                ----------------------------------------------------------------
                          May 31, 2002                       1.20:1.00
                August 31, 2002, November 30,                1.50:1:00
                2002, May 31, 2003, August 31, 2003,
                November 30, 2003, May 31, 2004,
                August 31, 2004, November 30,
                2004, May 31, 2005, August, 31,
                2005, November 30, 2005, May 31,
                2006, August 31, 2006, November
                30, 2006, May 31, 2007, August
                31, 2007, November 30, 2007, May
                31, 2008, August 31, 2008 and
                November 30, 2008

                (ii) The Borrower will not permit the ratio of Operating Cash Flow to Debt Service as of each fiscal quarter end with respect to the 12-month period ending on such date to be less than the ratio set forth opposite such fiscal quarter end date in the table below:

                      12-Month Period Ending                Minimum Ratio
                ----------------------------------------------------------------
                February 28, 2003, February 28, 2004,        1.50:1.00
                February 28, 2005, February 28, 2006,
                February 28, 2007 and February 28, 2008

        3.      NO FURTHER AMENDMENTS.

        Except as specifically amended hereby, the Loan Agreement shall remain otherwise unmodified and in full force and effect and is hereby ratified and affirmed in all respects.

        4.      CERTAIN REPRESENTATIONS OF THE BORROWER.

        As a material inducement to the Bank to enter into this Amendment, the Borrower represents and warrants to the Bank, after giving effect to this Amendment, as follows:

        (A) The execution and delivery of this Amendment has been duly authorized by all requisite corporate action on the part of the Borrower and will not violate any provision of law, any order, judgment or decree of any court or other agency of government, or the articles or bylaws of the Borrower or any indenture, agreement or other instrument to which the Borrower is bound, or be in conflict with, or result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Borrower pursuant to, any such indenture, agreement or instrument.

        (B) The representations and warranties contained in the Loan Agreement are true and correct in all material respects on and as of the date of this Amendment as though made at and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date or except to the extent variations therefrom have been permitted under the terms of the Loan Agreement or otherwise in writing by the Bank). No material adverse change has occurred in the assets, liabilities, financial condition, business or prospects of the Borrower from that disclosed in the annual certified financial statements most recently furnished to the Bank. No event of default or condition or event that, but for the requirement that time elapse or notice be given or both, would constitute an event of default, has occurred or is continuing.

        (C) This Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally or the application of principles of equity, whether in any action at law or proceeding in equity, and subject to the availability of the remedy of specific performance or of any other equitable remedy or relief to enforce any right thereunder.

        5.      CONDITIONS.

        The willingness of the Bank to agree to the foregoing and to make further loans or issue further letters of credit under the Loan Agreement is subject to the following conditions:

        (A) The Borrower shall have executed and delivered this Amendment to the Bank.

        (B) All legal matters incident to the transactions contemplated hereby shall be satisfactory to counsel for the Bank.

        6.      MISCELLANEOUS

        (A) This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

        (B) This Amendment may be executed by the parties hereto in several counterparts hereof and by the different parties hereto on separate counterparts hereof, all of which counterparts shall together constitute one and the same agreement.

        IN WITNESS WHEREOF, the Bank and the Borrower have caused this Amendment to be duly executed as a sealed instrument by their duly authorized representatives, all as of the day and year first above written.

                                            CHASE CORPORATION

                                            By: /s/ Everett Chadwick
                                                --------------------
                                            Title: Treasurer


                                            FLEET NATIONAL BANK

                                            By: /s/ Mark D. Miller
                                                ------------------
                                            Title: Vice President

             THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

        THIS AMENDMENT (the "AMENDMENT") is made as of February 10, 2003 by and between CHASE CORPORATION (the "BORROWER"); and FLEET NATIONAL (the "BANK").

                                    RECITALS

        A. The Bank and the Borrower entered into a First Amended and Restated Loan Agreement dated as of October 31, 2001, as amended (the "LOAN AGREEMENT"), providing for revolving loans by the Bank to the Borrower and for various term loans by the Bank to the Borrower. Capitalized terms used herein without definition shall have the meanings assigned to them in the Loan Agreement.

        B. The Borrower desires to (i) extend the Expiration Date of the Revolving Commitment, (ii) obtain an additional $4,000,000 in new term loan financing from the Bank and (iii) make certain other amendments to the Loan Agreement set forth below.

        C. Subject to certain terms and conditions, the Bank is willing to agree to the same, all as hereinafter set forth.

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        1.      AMENDMENTS TO LOAN AGREEMENT.

        The Loan Agreement is hereby amended as follows:

        (A) DEFINITIONS. Section 7.1 of the Loan Agreement is amended by amending or adding the following definitions thereto as set forth below:

        "Facile Acquisition" - The acquisition by the Borrower, directly or though a wholly-owned Subsidiary, of certain assets of Facile, Inc., through a secured party sale.

        "Term Loan H" - The $4,000,000 loan made by the Bank to the Borrower on February 10, 2003, as evidenced by the Term Note H.

        "Term Loans" - Collectively, the Term Loan E, the Term Loan F, the Term Loan G and the Term Loan H.

        "Term Note H" - That certain Term Promissory Note dated February 10, 2003 evidencing in the principal amount of $4,000,000 evidencing the Term Loan H.

        (B) SECTION 1.4. The following sentence is hereby inserted between the third and fourth sentences of Section 1.4.

                "On February 10, 2003, the Bank will make Term Loan H to the Borrower in the amount of $4,000,000."

        (C) SECTION 1.5. A new Subsection (f) is added to Section 1.5 as follows:

                "(e) The principal balance of Term Loan H shall be repaid in 19 equal quarterly installments of $200,000, commencing on June 1, 2003 and continuing thereafter on each September 1, December 1, March 1 and June 1 of each year, with a 20th and final payment in full due on February 10, 2008 in accordance with Term Note H."

        (D) SECTION 1.14. The following sentence is hereby inserted at the end of Section 1.14(a):

                "The proceeds of Term Loan H will be used by the Borrower to pay, in part, the purchase price of the Facile Acquisition,"

        (E) SECTION 3.8. Section 3.8 of the Loan Agreement is hereby amended in its entirety as follows:

        "3.8. DEBT SERVICE COVERAGE RATIOS.

        (a) The Borrower will not permit the ratio of Operating Cash Flow to Debt Service as of each fiscal quarter ending August 31, November 30 and May 31 of each fiscal year with respect to the fiscal quarter ending on such date to be less than 1.50:1.00.

        (b) The Borrower will not permit the ratio of Operating Cash Flow to Debt Service as of each fiscal quarter end in the table below with respect to the 12-month period ending on such date to be less than the ratio set forth opposite such fiscal quarter end date in the table below:

                         12-Month Period Ending                Minimum Ratio
                --------------------------------------------------------------
                February 28, 2003, February 28, 2004,            1.25:1.00"
                February 28, 2005, February 28, 2006,
                February 28, 2007 and February 28, 2008

        2. NO FURTHER AMENDMENTS.

        Except as specifically amended hereby, the Loan Agreement shall remain otherwise unmodified and in full force and effect and is hereby ratified and affirmed in all respects.

        3. CERTAIN REPRESENTATIONS OF THE BORROWER.

        As a material inducement to the Bank to enter into this Amendment, the Borrower represents and warrants to the Bank, after giving effect to this Amendment, as follows:

        (a) The execution and delivery of this Amendment and the Term Note H have been duly authorized by all requisite corporate action on the part of the Borrower and will not violate any provision of law, any order, judgment or decree of any court or other agency of government, or the articles or bylaws of the Borrower or any indenture, agreement or other instrument to which the Borrower is bound, or be in conflict with, or result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Borrower pursuant to, any such indenture, agreement or instrument.

        (b) The representations and warranties contained in the Loan Agreement are true and correct in all material respects on and as of the date of this Amendment as though made at and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date or except to the extent variations therefrom have been permitted under the terms of the Loan Agreement or otherwise in writing by the Bank). No material adverse change has occurred in the assets, liabilities, financial condition, business or prospects of the Borrower from that disclosed in the annual certified financial statements most recently furnished to the Bank. No event of default or condition or event that, but for the requirement that time elapse or notice be given or both, would constitute an event of default, has occurred or is continuing.

        (c) This Amendment and the Term Note H constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally or the application of principles of equity, whether in any action at law or proceeding in equity, and subject to the availability of the remedy of specific performance or of any other equitable remedy or relief to enforce any right thereunder.

        4.      CONDITIONS.

        The willingness of the Bank to agree to the foregoing and to make further loans or issue further letters of credit under the Loan Agreement is subject to the following conditions:

        (a) The Borrower shall have executed and delivered to the Bank (or shall have caused to be executed and delivered to the Bank by the appropriate persons) the following:

                (i) This Amendment and the Term Note H;

                (ii) True and complete copies of any required directors' consents or resolutions, authorizing the execution, delivery and performance of this Amendment and the Term Note H, certified by the secretary or clerk of the Borrower; and

                (iii) Such other supporting documents and certificates as the Bank or its counsel may reasonably request.

        (b) All legal matters incident to the transactions contemplated hereby shall be satisfactory to counsel for the Bank.

        5.      MISCELLANEOUS.

        (a) This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

        (b) This Amendment may be executed by the parties hereto in several counterparts hereof and by the different parties hereto on separate counterparts hereof, all of which counterparts shall together constitute one and the same agreement.

         **THE BALANCE OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY**

        IN WITNESS WHEREOF, the Bank and the Borrower have caused this Amendment to be duly executed as a sealed instrument by their duly authorized representatives, all as of the day and year first above written.


                                            CHASE CORPORATION

                                            By: /s/ Everett Chadwick
                                                --------------------
                                            Title: V.P. Finance & Treasurer


                                            FLEET NATIONAL BANK

                                            By: /s/ Mark D. Miller
                                                ------------------
                                            Title: Vice President

             FOURTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

        THIS AMENDMENT (the "AMENDMENT") is made as of February 28, 2003 by and between CHASE CORPORATION (the "BORROWER"); and FLEET NATIONAL (the "Bank").

                                    RECITALS

        A. The Bank and the Borrower entered into a First Amended and Restated Loan Agreement dated as of October 31, 2001, as amended (the "LOAN AGREEMENT"), providing for revolving loans by the Bank to the Borrower and for various term loans by the Bank to the Borrower. Capitalized terms used herein without definition shall have the meanings assigned to them in the Loan Agreement.

        B. The Borrower desires to extend the Expiration Date of the Revolving Commitment.

        C. Subject to certain terms and conditions, the Bank is willing to agree to the same, all as hereinafter set forth.

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        1. AMENDMENT TO LOAN AGREEMENT. Section 7.1 of the Loan Agreement is amended by amending the definition of "Expiration Date" as set forth below:

        "Expiration Date" - March 1, 2006.

        2.      NO FURTHER AMENDMENTS.

        Except as specifically amended hereby, the Loan Agreement shall remain otherwise unmodified and in full force and effect and is hereby ratified and affirmed in all respects.

        3.      CERTAIN REPRESENTATIONS OF THE BORROWER.

        As a material inducement to the Bank to enter into this Amendment, the Borrower represents and warrants to the Bank, after giving effect to this Amendment, as follows:

        (a) The execution and delivery of this Amendment has been duly authorized by all requisite corporate action on the part of the Borrower and will not violate any provision of law, any order, judgment or decree of any court or other agency of government, or the articles or bylaws of the Borrower or any indenture, agreement or other instrument to which the Borrower is bound, or be in conflict with, or result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Borrower pursuant to, any such indenture, agreement or instrument.

        (b) The representations and warranties contained in the Loan Agreement are true and correct in all material respects on and as of the date of this Amendment as though made at and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date or except to the extent variations therefrom have been permitted under the terms of the Loan Agreement or otherwise in writing by the Bank). No material adverse change has occurred in the assets, liabilities, financial condition, business or prospects of the Borrower from that disclosed in the annual certified financial statements most recently furnished to the Bank. No event of default or condition or event that, but for the requirement that time elapse or notice be given or both, would constitute an event of default, has occurred or is continuing.

        (c) This Amendment constitutes the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally or the application of principles of equity, whether in any action at law or proceeding in equity, and subject to the availability of the remedy of specific performance or of any other equitable remedy or relief to enforce any right thereunder.

        4.      CONDITIONS.

        The willingness of the Bank to agree to the foregoing and to make further loans or issue further letters of credit under the Loan Agreement is subject to the following conditions:

        (a) The Borrower shall have executed and delivered to the Bank (or shall have caused to be executed and delivered to the Bank by the appropriate persons) the following:

                (i) This Amendment;

                (ii) A Guarantee Agreement from the Borrower's wholly-owned Subsidiary Chase Facile, Inc.; and

                (iii) Such other supporting documents and certificates as the Bank or its counsel may reasonably request.

        (b) All legal matters incident to the transactions contemplated hereby shall be satisfactory to counsel for the Bank,

        5.      MISCELLANEOUS.

        (a) This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

        (b) This Amendment may be executed by the parties hereto in several counterparts hereof and by the different parties hereto on separate counterparts hereof, all of which counterparts shall together constitute one and the same agreement.


         **THE BALANCE OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY**

        IN WITNESS WHEREOF, the Bank and the Borrower have caused this Amendment to be duly executed as a sealed instrument by their duly authorized representatives, all as of the day and year first above written.


                                            CHASE CORPORATION

                                            By: /s/ Everett Chadwick
                                                --------------------
                                            Title: Treasurer

                                            FLEET NATIONAL BANK

                                            By: /s/ Christopher Busconi
                                                -----------------------
                                            Title: Vice President

             FIFTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

        THIS AMENDMENT (the "AMENDMENT") is made as of December 16 , 2003 by and between CHASE CORPORATION (the "BORROWER"); and FLEET NATIONAL (the "Bank").

                                    RECITALS

        A. The Bank and the Borrower entered into a First Amended and Restated Loan Agreement dated as of October 31, 2001, as amended (the "LOAN AGREEMENT"), providing for revolving loans by the Bank to the Borrower and for various term loans by the Bank to the Borrower. Capitalized terms used herein without definition shall have the meanings assigned to them in the Loan Agreement.

        B.      The Borrower desires to increase the Revolving Commitment.

        C. Subject to certain terms and conditions, the Bank is willing to agree to the same, all as hereinafter set forth.

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        1. AMENDMENT TO LOAN AGREEMENT. Section 7.1 of the Loan Agreement is amended by amending the definition of "Revolving Commitment" as set forth below:

        "Revolving Commitment" - $7,000,000.

        2.      NO FURTHER AMENDMENTS.

        Except as specifically amended hereby, the Loan Agreement shall remain otherwise unmodified and in full force and effect and is hereby ratified and affirmed in all respects.

        3.      CERTAIN REPRESENTATIONS OF THE BORROWER.

        As a material inducement to the Bank to enter into this Amendment, the Borrower represents and warrants to the Bank, after giving effect to this Amendment, as follows:

        (a) The execution and delivery of this Amendment has been duly authorized by all requisite corporate action on the part of the Borrower and will not violate any provision of law, any order, judgment or decree of any court or other agency of government, or the articles or bylaws of the Borrower or any indenture, agreement or other instrument to which the Borrower is bound, or be in conflict with, or result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Borrower pursuant to, any such indenture, agreement or instrument.

        (b) The representations and warranties contained in the Loan Agreement are true and correct in all material respects on and as of the date of this Amendment as though made at and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date or except to the extent variations therefrom have been permitted under the tent's of the Loan Agreement or otherwise in writing by the Bank). No material adverse change has occurred in the assets, liabilities, financial condition, business or prospects of the Borrower from that disclosed in the annual certified financial statements most recently furnished to the Bank. No event of default or condition or event that, but for the requirement that time elapse or notice be given or both, would constitute an event of default, has occurred or is continuing.

        (c) This Amendment constitutes the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally or the application of principles of equity, whether in any action at law or proceeding in equity, and subject to the availability of the remedy of specific performance or of any other equitable remedy or relief to enforce any right thereunder.

        4.      CONDITIONS.

        The willingness of the Bank to agree to the foregoing is subject to the following conditions:

        (a) The Borrower shall have executed and delivered to the Bank (or shall have caused to be executed and delivered to the Bank by the appropriate persons) the following:

                (i)     This Amendment;

                (ii) An amendment to the Amended and Restated Revolving Credit Note evidencing the increased Revolving Commitment; and

                (iii) Such other supporting documents and certificates as the Bank or its counsel may reasonably request.

        (b) All legal matters incident to the transactions contemplated hereby shall be satisfactory to counsel for the Bank.

        5.      MISCELLANEOUS.

        (a) This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

        (b) This Amendment may be executed by the parties hereto in several counterparts hereof and by the different parties hereto on separate counterparts hereof, all of which counterparts shall together constitute one and the same agreement.

        IN WITNESS WHEREOF, the Bank and the Borrower have caused this Amendment to be duly executed as a sealed instrument by their duly authorized representatives, all as of the day and year first above written.


                                            CHASE CORPORATION

                                            By: /s/ Everett Chadwick
                                                --------------------
                                            Title: Treasurer


                                            FLEET NATIONAL BANK

                                            By: /s/ Gary A. Pirri
                                                -----------------
                                            Title: Senior Vice President

             SIXTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

        THIS AMENDMENT (the "AMENDMENT") is made as of December, 23, 2003 by and between CHASE CORPORATION (the "BORROWER"); and FLEET NATIONAL (the "Bank").

                                    RECITALS

        A. The Bank and the Borrower entered into a First Amended and Restated Loan Agreement dated as of October 31, 2001, as amended (the "LOAN AGREEMENT"), providing for revolving loans by the Bank to the Borrower and for various term loans by the Bank to the Borrower. Capitalized terms used herein without definition shall have the meanings assigned to them in the Loan Agreement.

        B. The Borrower desires to obtain an additional $2,400,000 in new term loan financing from the Bank.

        C. Subject to certain terms and conditions, the Bank is willing to agree to the same, all as hereinafter set forth.

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        1.      AMENDMENTS TO LOAN AGREEMENT.

        The Loan Agreement is hereby amended as follows:

        (A) DEFINITIONS. Section 7.1 of the Loan Agreement is amended by amending or adding the following definitions thereto as set forth below:

        "Term Loan I" - The $2,400,000 loan made by the Bank to the Borrower on December 23, 2003, as evidenced by the Term Note I.

        "Term Loans" - Collectively, the Term Loan E, the Term Loan F, the Term Loan G, the Term Loan H and the Term Loan I.

        "Term Note I" - That certain Term Promissory Note dated December 23 , 2003 evidencing in the principal amount of $2,400,000 evidencing the Term Loan I.

        (B) SECTION 1.4. The following sentence is hereby inserted between the fourth and fifth sentences of Section 1.4.

                "On December 23, 2003, the Bank will make Term Loan Ito the Borrower in the amount of $2,400,000."

        (C) SECTION 1.5. A new Subsection (g) is added to Section 1,5 as follows:

                "(e) The principal balance of Term Loan I shall be repaid in 15 equal quarterly installments of $ 150,000, commencing on March 1, 2004 and continuing thereafter on each June 1, September 1, December 1 and March 1 of each year, with a 16'" and final payment in full due on December 1, 2007 in an amount equal to the then outstanding principal balance of Term Note I."

        (D) SECTION 1.14. The following sentence is hereby inserted at the end of Section 1.14(a):

                "The proceeds of Term Loan I will be used by the Borrower for general corporate purposes."

        2.      NO FURTHER AMENDMENTS.

        Except as specifically amended hereby, the Loan Agreement shall remain otherwise unmodified and in full force and effect and is hereby ratified and affirmed in all respects.

        3.      CERTAIN REPRESENTATIONS OF THE BORROWER.

        As a material inducement to the Bank to enter into this Amendment, the Borrower represents and warrants to the Bank, after giving effect to this Amendment, as follows:

        (a) The execution and delivery of this Amendment and the Term Note 1 have been duly authorized by all requisite corporate action on the part of the Borrower and will not violate any provision of law, any order, judgment or decree of any court or other agency of government, or the articles or bylaws of the Borrower or any indenture, agreement or other instrument to which the Borrower is bound, or be in conflict with, or result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Borrower pursuant to, any such indenture, agreement or instrument.

        (b) The representations and warranties contained in the Loan Agreement are true and correct in all material respects on and as of the date of this Amendment as though made at and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date or except to the extent variations therefrom have been permitted under the terms of the Loan Agreement or otherwise in writing by the Bank). No material adverse change has occurred in the assets, liabilities, financial condition, business or prospects of the Borrower from that disclosed in the annual certified financial statements most recently furnished to the Bank. No event of default or condition or event that, but for the requirement that time elapse or notice be given or both, would constitute an event of default, has occurred or is continuing.

        (c) This Amendment and the Term Note I constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally or the application of principles of equity, whether in any action at law or proceeding in equity, and subject to the availability of the remedy of specific performance or of any other equitable remedy or relief to enforce any right thereunder.

        4.      CONDITIONS.

        The willingness of the Bank to agree to the foregoing and to make further loans or issue further letters of credit under the Loan Agreement is subject to the following conditions:

        (a) The Borrower shall have executed and delivered to the Bank (or shall have caused to be executed and delivered to the Bank by the appropriate persons) the following:

                (i)     This Amendment and the Term Note I; and

                (ii) Such other supporting documents and certificates as the Bank or its counsel may reasonably request.

        (b) All legal matters incident to the transactions contemplated hereby shall be satisfactory to counsel for the Bank.

        5.      MISCELLANEOUS.

        (a) This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

        (b) This Amendment may be executed by the parties hereto in several counterparts hereof and by the different parties hereto on separate counterparts hereof, all of which counterparts shall together constitute one and the same agreement.

         **THE BALANCE OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY**

        IN WITNESS WHEREOF, the Bank and the Borrower have caused this Amendment to be duly executed as a sealed instrument by their duly authorized representatives, all as of the day and year first above written.


                                           CHASE CORPORATION

                                            By: /s/ Peter R. Chase
                                                ------------------
                                            Title: President & CEO


                                            FLEET NATIONAL BANK

                                            By: /s/ Christopher P. Busconi
                                                --------------------------
                                            Title: Vice President